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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF
2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 21, 2013

To our Stockholders:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Accuray Incorporated, a Delaware corporation ("Accuray" or the "Company"), which will be held at the Country Inn & Suites By Carlson, 1300 Chesapeake Terrace, Sunnyvale CA 94089 on Thursday, November 21, 2013 at 9:00 am PST. We are holding the annual meeting for the following purposes:

  1.
  To elect two Class I directors named in the proxy statement to hold office until our 2016 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

  2.
  To hold an advisory vote to approve the compensation of our named executive officers;

  3.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014; and

  4.
  To transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

        These items of business to be transacted at the meeting are more fully described in the Proxy Statement. The annual meeting will begin promptly at 9:00 a.m. PST and check-in will begin at 8:30 a.m. PST. Only holders of record and beneficial owners of shares of our common stock at the close of business on October 4, 2013, the record date, are entitled to notice of, to attend and to vote at the annual meeting and any adjournments or postponements of the annual meeting. If a beneficial owner wishes to vote in person at the meeting, you must obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote your shares at the meeting.

        It is important that you use this opportunity to take part in the affairs of Accuray by voting on the business to come before this meeting. After reading the Proxy Statement (the "Proxy Statement") and Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (the "Annual Report"), please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to ensure that your shares are represented. We also provide our stockholders the opportunity to receive stockholder communications electronically. If you elected for electronic delivery of the Proxy Statement and Annual Report, you will not be receiving a proxy card and must vote electronically. For more information, see "Why did I receive a Notice of Internet Availability of Proxy Materials" in the Proxy Statement.

        For a period of at least 10 days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for review by any stockholder during normal business hours at our principal executive office located at 1310 Chesapeake Terrace, Sunnyvale, California 94089.

        All stockholders are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials as promptly as possible. If you choose to receive paper copies of your proxy materials, including the proxy card, please complete, sign and date the proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the annual meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting.

By order of the Board of Directors,
/s/ JOSHUA H. LEVINE Joshua H. Levine President and Chief Executive Officer
Sunnyvale, California October 11, 2013

i

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 21, 2013

        This Proxy Statement is furnished to our stockholders of record as of October 4, 2013, the record date, in connection with the solicitation of proxies by our Board of Directors for use at our 2013 Annual Meeting of Stockholders, to be held at Country Inn & Suites By Carlson, 1300 Chesapeake Terrace, Sunnyvale CA 94089 on Thursday, November 21, 2013 at 9:00 a.m. PST. This Proxy Statement and the proxy card are first being made available to our stockholders on or about October 11, 2013. Our Company's fiscal year ended on June 30, 2013.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?	We are pleased to again be using the U.S. Securities and Exchange Commission (the "SEC") rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 11, 2013, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the Internet, which are both available at: https://materials.proxyvote.com/004397.

Why am I receiving access to these proxy materials?

You are receiving access to this Proxy Statement from us because you were a stockholder of record at the close of business on the record date of October 4, 2013. As a stockholder of record, you are invited to attend our annual meeting of stockholders and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the annual meeting and the items of business to be transacted at the annual meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the annual meeting?

Only stockholders of record of shares of our common stock at the close of business on October 4, 2013, the record date, are entitled to notice of, to attend and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

How many shares are outstanding?	On the record date, 74,870,348 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the record date is entitled to one vote.
How many shares must be present or represented to conduct business at the annual meeting (that is, what constitutes a quorum)?

The presence at the annual meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding on the record date and entitled to vote at the annual meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chair of the annual meeting or the stockholders entitled to vote at the annual meeting may adjourn the annual meeting until a later time.

What items of business will be voted on at the annual meeting?	The items of business to be voted on at the annual meeting are as follows:

1. The election of two Class I directors named in the Proxy Statement to hold office until our 2016 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

2. An advisory vote to approve the compensation of our named executive officers; and
3. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

What happens if additional matters are presented at the annual meeting?

The only items of business that our Board of Directors intends to present at the annual meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the annual meeting. If any other matter or matters are properly brought before the annual meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the annual meeting?

You may vote all of the shares you owned as of October 4, 2013, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting or direct the proxyholder how to vote your shares on your behalf at the annual meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope, or by following the procedures for voting on the Internet or by phone.

Beneficial Owner.    If your shares are held in a brokerage account or by a trustee or another nominee, you are considered the beneficial owner of those shares held in street name for your account, and these proxy materials are being made available to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the annual meeting or grant a proxy and direct the proxyholder to vote your shares at the annual meeting as you instruct in the voting instruction card. You may also vote in person at the annual meeting, but only after you obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote your shares at the annual meeting. Your broker, trustee or other nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or other nominee how to vote your shares.

How can I vote my shares without attending the annual meeting?

As discussed previously, whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the annual meeting by voting on the Internet, voting by phone, or completing and returning the proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the annual meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card or voting instruction card with no further instructions, or if you electronically transmit your voting instructions but do not direct how to vote on each item, your shares will be counted as votes in accord with the Board of Directors' recommendation.

How can I attend the annual meeting?

Whether you hold shares in your name as the stockholder of record or beneficially in street name, you should be prepared to present photo identification for admittance to the annual meeting. Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The annual meeting will begin promptly at 9:00 a.m. PST. Check-in will begin at 8:30 a.m. PST. Even if you plan to attend the annual meeting, we recommend that you also vote by Internet, vote by telephone, or complete, sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the annual meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

What is a "broker non-vote"?

Under the rules that govern brokers that have record ownership of our shares of common stock that are held in street name for the benefit of their clients, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. The ratification of the appointment of independent registered public accounting firms is considered a routine matter. Therefore, if you do not otherwise instruct your broker or bank, the broker or bank may vote your shares on this matter. However, your broker or bank will not be able to vote your shares for the election of directors or the advisory vote to approve the compensation of named executive officers without your specific instruction because these are not considered routine matters. A "broker non-vote" occurs when a broker or bank does not receive timely instructions from the beneficial owner and therefore such broker or bank expressly indicates on a proxy card that it is not voting the uninstructed shares on a non-routine matter.

How are "broker non-votes" counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business but they will not be counted as "votes cast" in tabulating the voting result for any particular proposal.

What happens if the annual meeting is adjourned?

If our annual meeting is adjourned to another time or place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual meeting, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual meeting.

Who will serve as inspector of elections?	A representative of Computershare Shareowner Services, our transfer agent, will tabulate the votes and act as inspector of elections at the annual meeting.
What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one copy of the Notification of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notification of Internet Availability of Proxy Materials or proxy card. Please vote on the Internet, by telephone, or complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The proxy is being solicited on behalf of our Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting, and publish the final voting results in a current report on Form 8-K filed with the SEC within four business days following the annual meeting.

What is the deadline for submitting proposals for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to "Stockholder Proposals" and "Nomination of Director Candidates" below.

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of our Board of Directors

        Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. Our proposed Board of Directors consists of eight directors, with two directors in Class I, three directors in Class II and three directors in Class III. Proxies cannot be voted for more than two persons.

        The names of each continuing member of our Board of Directors, including each nominee for election to our Board of Directors, the classes in which they serve, their ages as of July 31, 2013, principal occupation and length of service on our Board of Directors, are as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class I Directors
Robert S. Weiss	2013	66	Chief Executive Officer and President, The Cooper Companies, Inc.	2007
Richard Pettingill	2013	65	Retired President and Chief Executive Officer of Allina Hospitals and Clinics and California Division of Kaiser Foundation Health Plans and Hospitals and Board Member of MAKO Surgical Corp. and Tenet Healthcare Corporation	2012
Class II Directors
Louis J. Lavigne, Jr.	2014	65	Independent management consultant and Board Member, Allergan, Inc., Depomed, Inc., DocuSign, Inc. and SafeNet, Inc.	2009
Dennis L. Winger	2014	65	Retired Chief Financial Officer and Board Member, Nektar Therapeutics and Pacira Pharmaceuticals, Inc.	2009
Jack Goldstein, Ph.D.	2014	66	Independent Consultant, Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc.	2010
Class III Directors
Elizabeth Dávila	2015	69	Retired Chief Executive Officer and Board Member, NuGEN Technologies, Inc. and Afaxys, Inc.	2008
Joshua H. Levine	2015	55	President and Chief Executive Officer, Accuray Incorporated	2012
Emad Rizk, M.D.	2015	50	President of McKesson Health Solutions	2013

Director Nominees

        Our Board of Directors has nominated Mr. Weiss and Mr. Pettingill for election as Class I directors. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment, as they deem advisable. Listed below are the biographies of each director nominee. The biographies include information regarding each nominee's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board of Directors to determine, that the person should serve as a director for the Company.

        Robert S. Weiss has served as a member of our Board of Directors since January 2007. Since November 2007, Mr. Weiss has served as the Chief Executive Officer of The Cooper Companies, Inc. ("Cooper"), a global specialty medical products company. He was also given the title of President of Cooper in March 2008. Mr. Weiss has served in various senior executive management positions with Cooper since 1989. From January 2005 through October 2007, Mr. Weiss served as the Executive Vice President and Chief Operating Officer of Cooper, and from March 2007 to March 2008, he also served as President of CooperVision, Cooper's contact lens subsidiary. Prior to that, he served as Cooper's Chief Financial Officer from September 1989 to January 2005 and held the additional title of Executive Vice President from October 1995 until November 2007. From March 1984 until October 1995 he served at Cooper in various other roles, including Senior Vice President, Vice President and Corporate Controller. Mr. Weiss has also served on the board of directors of Cooper since 1996. Mr. Weiss holds a B.S. in Accounting from the University of Scranton in Scranton, Pennsylvania.

        As a current Chief Executive Officer and former Chief Financial Officer of a publicly traded medical products company, Mr. Weiss brings to our Board of Directors extensive experience in the healthcare industry in finance, accounting, management, strategy, manufacturing, and public company governance.

        Richard Pettingill has served as a member of our Board of Directors since May 2012. Mr. Pettingill served as the President and Chief Executive Officer of Allina Hospitals and Clinics, Minnesota's largest healthcare organization, from 2002 until his retirement in 2009. While in this role, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as President and Chief Executive Officer of the California Division of Kaiser Foundation Health Plans and Hospitals, one of the largest not-for-profit managed healthcare companies in the United States, from 1996 to 2002. Mr. Pettingill currently serves on the boards of directors of MAKO Surgical Corp., a medical devices company, and Tenet Healthcare Corporation, a medical services provider. Mr. Pettingill received a bachelor's degree from San Diego State University and a master's degree in health care administration from San Jose State University. He served as a 2010 Fellow in the Advanced Leadership Initiative program at Harvard University.

        As the former chief executive officer of a major hospital system and a member of other public company boards, Mr. Pettingill has extensive leadership experience in the healthcare industry, including experience in the areas of business development, strategy and corporate governance, and can represent the customer perspective.

        If elected, Mr. Weiss and Mr. Pettingill will hold office as Class I directors until our annual meeting of stockholders to be held in 2016, or until their earlier resignation or removal.

How Votes Are Counted

        Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. To be elected, directors must receive a majority of the votes cast (the number of shares voted "FOR" a director nominee must exceed the number of votes cast "AGAINST" that nominee). You may vote either "FOR" or "AGAINST" each director nominee or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to any director will be counted for purposes of determining whether there is a quorum, but it will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus it will not have the same effect as a vote against a director nominee.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE TWO NOMINEES FOR CLASS I DIRECTOR LISTED ABOVE.

 Directors Whose Terms Extend Beyond the 2013 Annual Meeting

        Listed below are the biographies of each of our Class II and Class III directors. The biographies include information regarding each director's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board of Directors to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.

        Elizabeth Dávila has served as a member of our Board of Directors since February 2008 and as Vice Chairperson of our Board of Directors since September 2008. Ms. Dávila was the former Chairman and Chief Executive Officer of VISX, Incorporated ("VISX"), a manufacturer of laser vision correction systems, which was acquired by Advanced Medical Optics in May 2005. Prior to becoming Chairman and Chief Executive Officer of VISX in 2001, she served as President and Chief Operating Officer of VISX from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1995 to 1999. Ms. Dávila currently serves as a member of the board of directors of NuGEN Technologies, Inc., a private company that develops and commercializes rapid, high-sensitivity and high-throughput amplification and labeling systems for genomic analysis, and Afaxys, Inc., a private company that supplies family planning providers with pharmaceuticals and supplies. Within the last five years, Ms. Dávila also served on the public company boards of directors of Advanced Medical Optics, Inc. (now Abbott Medical Optics) and Cholestech Corp., medical device companies that were acquired in 2009 and 2007, respectively. Ms. Dávila holds a B.S. in Chemistry from St. Mary's College in Notre Dame, Indiana, an M.S. in Chemistry from the University of Notre Dame in Notre Dame, Indiana, and an M.B.A. from Stanford University in Palo Alto, California.

        As a former Chief Executive Officer of VISX and a member and former member of several public and private company boards, Ms. Dávila has extensive healthcare industry experience in management, business development, operations, strategy and capital equipment sales.

        Louis J. Lavigne, Jr. has served as a member of our Board of Directors since September 2009 and as the Chairperson of our Board of Directors since April 2010. Since 2005, Mr. Lavigne has been a Managing Director of Lavrite, LLC, a management consulting firm specializing in the areas of corporate finance, accounting, growth strategy and management. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc., a healthcare company, namely, Executive Vice President and Chief Financial Officer from 1997 to 2005; Senior Vice President and Chief Financial Officer from 1994 to 1997; Vice President and Chief Financial Officer from 1988 to 1994; Vice President from 1986 to 1988; and Controller from 1983 to 1986. Mr. Lavigne also serves on the boards of directors of Allergan, Inc., a publicly traded, technology-driven, global health care company that provides specialty pharmaceutical products worldwide, Depomed, Inc., a publicly traded specialty pharmaceutical company, DocuSign, Inc., a private eSignature transaction management company, Novacure Limited, a private commercial stage oncology company and SafeNet, Inc., a private information security company. Mr. Lavigne previously served as a director of the following public companies: Arena Pharmaceuticals, Inc., BMC Software, Inc., Equinix, Inc. and Kyphon, Inc. Mr. Lavigne also serves as a faculty member of Babson College's Bio-Pharma: Mastering the Business of Science Program and as a Trustee of Babson College (and Babson Global) and Board Member of Children's Hospital Oakland. Mr. Lavigne holds a B.S. in Finance from Babson College in Babson Park, Massachusetts, and an M.B.A. from Temple University in Philadelphia, Pennsylvania.

        As a former Chief Financial Officer of a large, complex publicly traded company in the healthcare industry, and a current and former member of several public company boards, Mr. Lavigne brings to our Board of Directors extensive experience in business operations and management, strategy, finance, accounting and public company governance.

        Joshua H. Levine has served as our President and Chief Executive Officer and as a member of our Board of Directors since October 2012. From November 2011 to the time he joined the Company in October 2012, Mr. Levine attended to personal matters. Mr. Levine served from June 2011 to October 2011 as the President and Chief Executive Officer and as a member of the Board of Directors of Immucor Corporation, a diagnostics manufacturer of automated instrumentation and reagents used in transfusion medical procedures. From August 2010 through May 2011, Mr. Levine worked as an independent consultant. Prior thereto, Mr. Levine served in several executive capacities during his 14-year tenure with Mentor Corporation, a medical device/surgical implant manufacturer that was acquired by Johnson & Johnson in early 2009. At Mentor Corporation, post acquisition by Johnson & Johnson, Mr. Levine served as Worldwide President from January 2009 to July 2010 and, prior to acquisition by Johnson & Johnson, as President and Chief Executive Officer and a member of the Board of Directors from June 2004 to January 2009. Mr. Levine holds a B.A. from the University of Arizona.

        Mr. Levine's qualifications to serve on our Board of Directors include, among other skills and qualifications, his strategic business development skills, commercial leadership experience, and executive vision. In addition, Mr. Levine brings expertise in the healthcare industry from years of experience as a chief executive officer with other medical device manufacturing companies.

        Jack Goldstein, Ph.D., has served as a member of our Board of Directors since May 2010. Dr. Goldstein has been an independent consultant since 2006 specializing in human medical diagnostics, biopharmaceuticals and medical devices. He served as President and Chief Operating Officer of Chiron Corporation from 2004 until its acquisition by Novartis in 2006, and from 2002 to 2004 he served as President of Chiron's Blood Testing Division. From 2000 to 2002, he was a general partner at Windamere Venture Partners, a private venture capital investment fund. From 1997 to 2001, he served as President and Chief Executive Officer at Applied Imaging Corporation, and from 1999 until 2002, he also served as Chairman of the Board of Applied Imaging. From 1986 to 1997, Dr. Goldstein served in various executive positions at Johnson & Johnson, including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics. Dr. Goldstein currently serves as Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc. In the past five years, Dr. Goldstein has also served on the following public company boards of directors: Immucor, Inc., Illumina, Inc. and Orasure Technologies, Inc. Dr. Goldstein holds a B.A. in biology from Rider University and an M.S. in immunology and a Ph.D. in microbiology from St. John's University.

        As a former executive of several life sciences companies and member of other health care industry public company boards, Dr. Goldstein has extensive industry experience in management, strategy, operations, business development, and capital equipment sales and marketing. Dr. Goldstein also has relevant scientific, research and development and manufacturing expertise.

        Emad Rizk, M.D., has served as a member of our Board of Directors since March 2013. Since 2003, Dr. Rizk has served as the President of McKesson Health Solutions ("McKesson"), a division of McKesson Corporation. Prior to joining McKesson, Dr. Rizk served as the lead partner and global director, medical management/pharmacy for Deloitte Consulting from 1994 to 2003. Dr. Rizk currently serves on the board of directors of Disease Management Association of America, a nonprofit organization representing all aspects of the disease management community, and is a past vice-chairman of the National Clinical Advisory Board, a healthcare organization focused on providing insight into the future direction of healthcare, management and delivery of patient care. Dr. Rizk attended City University of New York for Pre-Medicine and received a Doctor of Medicine degree from Mt. Sinai (Clinicals)/University of Santiago.

        As the current president of a major health care services company and a world renowned healthcare industry expert, Dr. Rizk brings over 25 years of experience in working with payers,

physicians and hospital systems. Dr. Rizk brings extensive leadership experience, strong track record of growth and an intimate understanding of the needs and concerns of all healthcare industry stakeholders.

        Dennis L. Winger has served as a member of our Board of Directors since September 2009. Mr. Winger most recently served as Senior Vice President and Chief Financial Officer of Applied Biosystems, Inc. from 1997 until his retirement in 2008. Mr. Winger has also served on the boards of directors of Nektar Therapeutics, a biopharmaceutical company, since 2009 and Pacira Pharmaceuticals, a specialty pharmaceutical company since 2013. In the last five years, Mr. Winger also served as a director of Cell Genesys, Inc., A.P. Pharma Inc., Vertex Pharmaceuticals and Cephalon, Inc. Mr. Winger also serves on the Board of Trustees of Siena College. Mr. Winger holds a B.A. in History from Siena College in Loudonville, New York and an M.B.A. from Columbia University in New York, New York.

        As a former Chief Financial Officer of multiple publicly traded life sciences companies, and a member of multiple public company boards, Mr. Winger has extensive experience in finance, accounting, operations, strategy, and public company governance.

PROPOSAL TWO—ADVISORY VOTE
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
("SAY-ON-PAY VOTE")

General

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), which was enacted on July 21, 2010, enables our stockholders to approve, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this Proxy Statement. Our Compensation Committee and Board of Directors have decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. Accordingly, unless the Compensation Committee and Board of Directors modifies its policy on the frequency of future votes, the next advisory vote to approve executive compensation will be held at the 2014 annual meeting of stockholders. In this proposal, we are asking our stockholders to provide advisory approval of the compensation of Accuray's named executive officers ("NEOs," or each an "NEO"), as such compensation is described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 20.

Summary of Fiscal 2013 Executive Compensation Programs

        In fiscal 2013, our executive compensation programs were designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors, which are more fully discussed in the "Compensation Discussion and Analysis" section below:

  •
  We tie pay to performance.

  •
  NEO base salaries were modestly increased in fiscal 2013 over their fiscal 2012 levels in an effort to maintain base salaries in the range of the 50th to 60th percentiles of the competitive market as reported in the Radford April 2012 High-Tech Industry Survey (the "Radford Survey") for companies with $200 million-1 billion in annual revenue and by a peer group of 15 medical device companies with whom we compete for executive talent who are in our industry sector or who have comparable financial and organizational characteristics.

  •
  The Compensation Committee determined that the bonus pool would not be funded under the Performance Bonus Plan for fiscal 2013 because none of the criteria required for funding were met. The bonus pool under the Performance Bonus Plan only funds if the corporate performance objectives established by the Compensation Committee are achieved at threshold levels established by the Committee. For each NEO, 65% of the target award payment is based on our Company's performance and 35% of the target award payment is based on achievement of individual performance metrics, but both components are contingent on the bonus pool funding and are therefore entirely at risk. Accordingly, if the bonus pool does not fund, no executive would be entitled to any cash incentive under the Performance Bonus Plan, regardless of such executive's performance against his or her individual goals. As discussed in more detail in the "Compensation Discussion and Analysis" section of this Proxy Statement, because the Company performance goals were not met, for fiscal 2013 no portion of the target award opportunity was paid to any NEO.

    •
    In fiscal 2012, the Compensation Committee approved a performance equity program, referred to as the performance stock unit program ("2012 PSU Program"), which sets forth stretch goals for the Company to achieve. Specifically, the Performance Stock Units (the "PSUs") were tied to the achievement of key stretch goals relating to revenue and profitability to be achieved by the end of fiscal 2013, thereby tying an even greater portion of NEO compensation directly to performance. As discussed in more detail in the "Compensation Discussion and Analysis" section of this Proxy Statement, neither the revenue nor the profitability metrics were achieved for fiscal 2013 and therefore, all PSUs granted as part of the 2012 PSU Program for fiscal 2013 were cancelled.

    •
    In fiscal 2013, the Compensation Committee approved a new performance equity program, referred to as the market stock unit program ("2013 MSU Program"), which uses the Russell 2000 index as a performance benchmark and requires that the Company's total stockholder return exceed that of the Russell 2000 in order for any shares to be earned by each participating executive, including participating NEOs, on a sliding scale based on how much the Russell 2000 benchmark is exceeded, up to a maximum of 150% of the target number of shares. There are two measurement periods, one at the end of fiscal 2014 and another at the end of fiscal 2015, thereby tying an even greater portion of the compensation of participants in the 2013 MSU Program directly to performance. As discussed in more detail in the "Compensation Discussion and Analysis" section of this Proxy Statement, we are still within the measurement periods for the MSU Program and to date, although shares have been granted to the executives, no shares have vested pursuant to MSU awards under the 2013 MSU Program.

  •
  We have reasonable employment agreements.  Each NEO's employment agreement has competitively reasonable cash benefit levels and "double trigger" change-of-control acceleration for equity awards. Our former CEO's employment agreement also provided for partial equity acceleration in the event of certain terminations of employment apart from a change of control. For the terms of the employment agreement for our current CEO, please refer to the information set forth under "Employment, Change in Control and Severance Arrangements".

  •
  We mitigate unnecessary risk.  We have implemented robust Board of Directors- and management-level processes to identify risk, and we mitigate undue risk with business controls, including limits on payout levels under our annual incentive award plan, a sales compensation committee and a recoupment (sometimes called a "clawback") policy that applies to both our annual cash incentive and long-term equity incentive programs.

  •
  We have strong corporate governance standards.  Our Compensation Committee uses an independent compensation consultant and has incorporated compensation analytical tools such as market data, tally sheets and compensation history for each executive officer as part of its annual executive compensation review.

  •
  We have adopted stock ownership requirements.  Our Compensation Committee believes it is important for executives and non-employee directors to hold a minimum amount of our common stock, in order to align their interests with those of our stockholders. Consistent with this belief, the Compensation Committee implemented stock ownership guideline policies with stock holding requirements for our executives as follows:

  •
  The number of shares having a value equal to at least 3.0 times the regular annual board cash retainer (excluding committee retainer) for our non-employee directors;

  •
  The lesser of 3.0 times base salary or 175,000 shares for our CEO;

  •
  The lesser of 1.0 times base salary or 40,000 shares for our CFO, Chief Commercial Officer ("CCO") and any other Executive Vice President ("EVP"); and

    •
    The lesser of 1.0 times base salary or 17,500 shares for our General Counsel.

        Each NEO has five years from the later of July 1, 2010 and the date of his or her employment or promotion to achieve the required ownership levels.

  •
  No hedging transactions allowed.  Our insider trading policy prohibits all of our employees, including our NEOs, and our directors from engaging any speculative transactions in Company securities, including purchasing on margin, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.

  •
  We do NOT engage in the following compensation practices:

  •
  We do not provide perquisites or other personal benefits to our NEOs.

  •
  We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our executives, including the NEOs.

  •
  We do not provide excise tax gross-ups.

The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.

How Votes Are Counted

        The adoption of the non-binding advisory resolution to approve the compensation of our NEOs requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. A properly executed proxy marked "ABSTAIN" with respect to the approval of the compensation of our NEOs will not be voted with respect to such proposal, but it will be counted for purposes of determining whether there is a quorum. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal.

Board of Directors' Recommendation

        Based on the information provided above and within the "Compensation Disclosure" section of this Proxy Statement, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's NEOs as described in this Proxy Statement, including the Compensation Discussion and Analysis section, the compensation tables, and the other narrative compensation disclosures."

        The opportunity to vote on this Proposal Two is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Because your vote is advisory, however, it will not be binding on the Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board of Directors value the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        The Audit Committee of our Board of Directors has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2014. Grant Thornton LLP has audited our consolidated financial statements since fiscal year 2007.

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014 is not required by law, by the NASDAQ Stock Market listing requirements, by our Amended and Restated Certificate of Incorporation or by our Bylaws. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain this firm. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee of our Board of Directors determines that such a change would be in the best interests of our Company and our stockholders.

        Representatives of Grant Thornton LLP are expected to be present at the annual meeting of stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Services

        The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2013. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to fiscal 2013 and 2012 are as follows:

	Fiscal Year Ended June 30,
Service Category	2013	2012
Audit Fees(1)	$1,926,000	$2,024,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,926,000	$2,024,000

(1)
Audit fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, issuance of a comfort letter and fees for statutory audits. The Audit Fees for fiscal 2013 represent the amount billed to our Company as of the date of this Proxy Statement plus an estimated $38,000, which we expect to be billed following the date of this Proxy Statement.

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, for the review of our financial statements included in our quarterly reports on Form 10-Q, for the review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; "audit-related fees" are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

How Votes Are Counted

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014 is not required by law or by governing instruments. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. The ratification of the appointment of Grant Thornton LLP requires a majority of the shares present in person or represented by proxy at the annual meeting. You may vote either "FOR" or "AGAINST" ratification of the appointment, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the appointment will not be voted with respect to such ratification, but it will be counted for purposes of determining whether there is a quorum. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain this firm.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2014.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee's written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.

        Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2013, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2013 with our management.

  2.
  The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the SEC.

        AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Dennis L. Winger, Chairperson
    Elizabeth Dávila
    Robert S. Weiss

        The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

COMPENSATION COMMITTEE REPORT

        This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

        In this context, the Compensation Committee hereby reports as follows:

  1.
  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained in this Proxy Statement with management.

  2.
  Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Louis J. Lavigne, Jr., Chairperson
    Elizabeth Dávila
    Jack Goldstein, Ph.D.
    Emad Rizk, M.D.

        The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding the fiscal 2013 compensation program for our principal executive officer, our principal financial officer and the three executive officers (other than the principal executive officer and principal financial officer) at fiscal year-end who were the most highly compensated executive officers of Accuray and who were then employed by us. During fiscal 2013, these individuals were:

  •
  Joshua H. Levine, our President and Chief Executive Officer;

  •
  Derek A. Bertocci, our Senior Vice President and Chief Financial Officer (who resigned from our Company effective September 2, 2013);

  •
  Kelly Londy, our Executive Vice President and Chief Commercial Officer;

  •
  Robert Ragusa, our Executive Vice President of Engineering and Global Operations (who, on September 30, 2013, provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013); and

  •
  Darren J. Milliken, our Senior Vice President, General Counsel and Corporate Secretary.

        Under the SEC rules, our NEOs for fiscal 2013 also include the following former executive officers:

  •
  Euan S. Thomson, our former President and Chief Executive Officer (who resigned from our Company effective October 11, 2012); and

  •
  Chris A. Raanes, our former Executive Vice President, Chief Operating Officer (who resigned from our Company effective November 16, 2012).

        These executives were Accuray's NEOs for fiscal 2013. In this Compensation Discussion and Analysis, Accuray is referred to as "our," "us," "we," or "the Company."

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2013. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors arrived at the specific compensation decisions for our NEOs in fiscal 2013, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Fiscal 2013 Executive Summary

        Our NEO's compensation for fiscal 2013 reflects our compensation philosophy of maintaining an executive compensation program that emphasizes pay for performance, drives business growth and links stockholder value and executive performance. Compensation ultimately received by our NEOs in fiscal 2013 reflects the fact that the Company did not meet its financial and operational performance objectives in fiscal 2013. As a result, annual cash incentives and performance based equity awards ("PSUs") with performance periods ending in fiscal 2013 were not earned by our NEOs. In addition, a significant portion of our NEOs' total compensation in fiscal 2013 was comprised of equity-based compensation, consisting of variable performance-based restricted stock units ("MSUs"), time based restricted stock units ("RSUs") and stock options to our NEOs in order to align compensation with long-term interests of the Company's stockholders by focusing our NEOs on stock price performance and total stockholder return ("TSR"). Fiscal 2013 was also marked by a number of changes to our executive leadership team, including the appointment of Mr. Levine, our new President and Chief Executive Officer, as described further below.

 Fiscal 2013 Business Results.

        In fiscal 2013, we achieved financial results that were lower than expected at the start of the fiscal year as follows:

  •
  Generated $315.9 million in revenue (excluding adjustments associated with mergers and acquisitions) at 69.5% of our annual operating plan;

  •
  Generated new orders to backlog (comprising new purchase agreements as well as the addition of existing customer contracts to backlog upon the contracts' satisfaction of our backlog criteria) at 68.3% of our annual operating plan for CyberKnife Systems and TomoTherapy Systems in the aggregate; and

  •
  Achieved 34.0% gross margins, at 83.0% of our annual operating plan.

        The foregoing metrics are the metrics under the Executive Performance Bonus Plan and are further discussed under the heading "Fiscal 2013 Cash Incentive Award Opportunities and Payouts" below. The business results for fiscal 2013 tied to the 2012 PSU Program were related to revenue and profitability, neither of which were achieved for fiscal 2013 and therefore, no payout was made under the 2012 PSU Program.

  Significant Executive Compensation Actions

        As reflected in our compensation philosophy, we set the compensation of our NEOs based on their ability to achieve annual operational objectives that we believe further our long-term business objectives and to create sustainable long-term stockholder value in a cost-effective manner. Accordingly, our fiscal 2013 compensation actions and decisions were based on our executives' accomplishments in these dual areas.

        For fiscal 2013, the Compensation Committee determined that growth in new orders to backlog, increase of revenue and improved gross margins represented the objectives most important to creating long-term stockholder value. At the same time, for fiscal 2013 the Compensation Committee sought to strengthen our management team because the Compensation Committee believed that the right management team was critical to the successful execution of our long-term business objectives and launch of the Company's new products. Accordingly, the Compensation Committee addressed the primary elements of our executives' compensation packages (base salary, annual cash incentive awards and equity awards) with these goals in mind. In addition, in light of our ongoing assessments of industry best practices and a desire to more closely align executive officer compensation with Company performance, the Compensation Committee and Board of Directors took additional actions to enhance our compensation and governance practices for fiscal 2013 and intend to continue this philosophy going forward.

        Following is a summary of significant actions taken by the Compensation Committee with respect to the compensation of our NEOs for fiscal 2013:

  •
  Facilitated a change of leadership.  During fiscal year 2013, Dr. Thomson resigned as our President and Chief Executive Officer and Mr. Levine was appointed as President and Chief Executive Officer. Additionally, Ms. Londy and Mr. Ragusa were each promoted to new executive positions.

  •
  Increased base salaries.  As described further below, the base salaries of certain of our NEOs were moderately increased. Certain other NEOs had larger increases to base salary either as a result of a promotion or to make them more competitive based on market data reviewed by the Compensation Committee.

  •
  No payment of annual cash incentive awards under our Performance Bonus Plan for fiscal 2013.  The Compensation Committee determined that the bonus pool would not be funded under the Performance Bonus Plan for fiscal 2013 because none of the annual Company performance goals required for funding were met. Because the Company performance goals were not met, for fiscal 2013, no portion of the funded target award opportunity was paid to any NEO.

  •
  Approved equity awards to address competitive market concerns, satisfy our retention objectives, and reward individual performance during fiscal 2013. In fiscal 2013, the Compensation Committee increased the size of our NEOs' equity awards relative to prior years, taking into consideration the fact that, consistent with our compensation philosophy, such awards further increase the NEOs' stake in the Company, thereby reinforcing their incentive to manage our business as owners and subjecting a significant portion of their total compensation to Company performance. Equity awards align with our growth strategy and provide significant leverage if our growth objectives are achieved, and, in addition, place a significant portion of executive compensation at risk if our business strategy and results do not result in returns to our stockholders.

  •
  Approved a new performance-based equity program.  The Compensation Committee approved the 2013 MSU Program, which is designed to further tie NEO compensation to performance over a three-year period as awards only vest based on performance at the end of performance periods ending at fiscal year-end 2014 and 2015. The program uses the Russell 2000 index as a performance benchmark and requires that the Company's TSR exceed that of the Russell 2000 in order for a certain number of shares to be earned by each participating executive, including participating NEOs, on a sliding scale based on how much the Russell 2000 benchmark is exceeded, up to a maximum of 150% of the target number of shares.

  •
  Determined no equity awards were earned in fiscal 2013 under the 2012 PSU Program.  For fiscal 2013, the Compensation Committee determined that the vesting requirements outlined in the 2012 PSU Program for awards granted in fiscal 2012 were not met, and the PSUs associated with the performance period ending with fiscal 2013 were cancelled.

  •
  Maintained the same compensation peer group we used for fiscal 2012 in fiscal 2013.  The Compensation Committee determined to make no changes to the peer group because it (a) includes a sufficiently large number of peers to maintain the quality of the data sample and mitigate the impact of any outliers, (b) reflects peer group selection criteria which is appropriately aligned to those of our growing Company, and (c) includes a group of reference peers for the purpose of providing key labor market compensation data and an understanding of the compensation practices of larger industry companies.

  •
  Reaffirmed the Company's stock ownership requirements for our executive officers and non-employee directors by requiring mandatory ownership levels rather than merely suggested guidelines.

  •
  Maintained our "clawback" policy.  The Compensation Committee determined to maintain the same expanded recoupment policy (which is reflected in both our Performance Bonus Plan and 2007 Incentive Award Plan) which includes potential recoupment of performance-based or incentive compensation paid to executive officers if the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures, in the event the compensation received by such executive officers is greater than would have been paid or awarded if calculated based on the restated financial results or the materially reduced backlog figures.

        We maintain good governance standards in our executive compensation practices. The following policies remained in effect in fiscal 2013:

  •
  Our executive officers' employment agreements do not include "single trigger" change-of-control acceleration for equity awards.

  •
  We do not provide perquisites or other personal benefits to our executives, including the NEOs. Our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

  •
  Separation of Board of Directors Chairperson and Chief Executive Officer positions. We have operated with these roles separated for several years and continue to believe separation of the two roles is in the best interests of our stockholders.

  •
  No pension or nonqualified deferred compensation plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our executives, including the NEOs.

  •
  Use of an independent compensation consultant who reports directly to the Compensation Committee.

  Results of "Say-on-Pay" Advisory Vote

        The Company provided stockholders a "say-on-pay" advisory vote to approve its executive compensation in 2012 under recently adopted rules under Section 14A of the Exchange Act. At the 2012 Annual Meeting, stockholders expressed strong support for the compensation of the Company's named executive officers, with 95% of the votes cast for approval of the "say-on-pay" advisory vote. The Committee carefully evaluated the results of the 2012 advisory vote in connection with its evaluation of the Company's executive compensation programs more generally. After careful consideration, and aside from the voluntary programs and actions described above, the Committee did not make any other material changes to the Company's executive compensation program and policies as a result of the 2012 "say-on-pay" vote.

  Fiscal 2013 Compensation Actions

        The Compensation Committee's decisions with respect to fiscal 2013 and certain of its decisions with respect to fiscal 2014 are discussed in further detail below. In addition, the compensation and benefits provided to our NEOs for the last three years are set forth in the Summary Compensation Table and other tables that follow this Compensation Discussion and Analysis and in the footnotes and narrative material that accompany those tables.

Background and Compensation Philosophy

        To achieve the Company's objectives, we need a highly talented and seasoned management team with the integrity, skills and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executives must be capable of fulfilling the Company's long-term business strategy, including the launch of two new products, the CyberKnife M6 Series and the TomoTherapy H Series Systems, into the market.

        The overarching compensation philosophy approved by the Compensation Committee for fiscal 2013 was to maintain an executive compensation program that emphasizes pay for performance, drives business growth and links stockholder value and executive interests.

        The key objectives of the compensation philosophy include:

  •
  Attract, retain, motivate and reward the top talent that is necessary, especially in the areas of sales and marketing, to grow the CyberKnife and TomoTherapy markets and drive future business success;

  •
  Link short-term rewards with Company performance (both financial and strategic) and individual performance; and

  •
  Link long-term rewards with the creation of stockholder value.

        The foregoing principles and objectives form the foundation of our executive compensation philosophy, which is reflected in the various compensation elements—base salary, annual cash incentives, annual equity awards, performance equity awards and other benefits.

Compensation Process

        The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executives, including the NEOs (other than our Chief Executive Officer). The independent members of our Board of Directors are responsible for reviewing the performance of our Chief Executive Officer and approving his compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board of Directors the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executives and salaried employees. For additional information on the Compensation Committee, including the scope of its authority, see "Corporate Governance and Board of Directors Matters—Compensation Committee", below.

        At the beginning of each fiscal year, the Board of Directors, after consulting with management, establishes the corporate performance objectives for the Company, and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer (other than the CEO) and makes decisions with respect to any base salary adjustment, target annual cash incentive award opportunities, and equity awards for our executives, including the NEOs (other than the CEO), for the upcoming year. The independent members of the Board of Directors, with recommendations from the Compensation Committee, review and approve the individual performance objectives for the CEO and make decisions with respect to any base salary adjustment, target annual cash incentive award opportunities and equity awards for our CEO. After the end of the fiscal year, the Compensation Committee assesses the performance of our executives, including the NEOs (other than the CEO), to determine the payouts for the annual cash incentive award opportunities for the previous year, and the independent members of our Board of Directors assess the performance of our CEO to determine his annual cash incentive award payout.

  Role of Management

        To aid in its deliberations, each year our CEO provides recommendations to the Compensation Committee regarding the individual compensation elements for each of our executives, including the NEOs (other than himself). Prior to formulating these recommendations, our CEO conducts an annual performance review of our other executives to evaluate their performance for the prior fiscal year. Our CEO then presents the results of these evaluations, along with his recommendations with regard to their compensation, including base salary adjustments, annual cash incentive award opportunities and payouts and equity awards, to the Compensation Committee for its consideration. Similarly, our CEO's performance is reviewed annually by the Compensation Committee as well as the independent members of the Board of Directors as part of their deliberations with respect to his compensation.

        Our CEO also meets with the Compensation Committee at the beginning of each year to assist the Compensation Committee in formulating the Company's performance objectives for each fiscal year and the individual performance objectives for each executive. For executive officers other than himself, the CEO considers performance and makes recommendations to the Compensation Committee with respect to base salary, annual incentive and long term equity compensation. In advance of making such recommendations, the Chief Executive Officer often consults with our Senior Vice President of Human Resources, who may discuss a range of pay for him to consider for executive officers other than our Senior Vice President of Human Resources and himself, which range is based on the Company's compensation philosophy, market data provided by the Compensation Committee's independent consultant, achievement of individual performance goals and objectives, and internal pay equity. The Compensation Committee reviews, discusses and modifies as they deem appropriate the compensation recommendations made by the CEO.

        The Compensation Committee itself makes recommendations regarding the compensation of the CEO to the independent members of the Board of Directors, who approve all elements of the CEO's compensation.

        Typically, our CEO is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when his own compensation and performance are discussed). From time to time, our Chief Financial Officer, General Counsel, and Senior Vice President of Human Resources may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are discussed).

  Role of Compensation Consultant

        The Compensation Committee has retained Compensia, Inc. ("Compensia") as its independent advisor to provide advice with respect to our compensation programs. Compensia advises the Compensation Committee with respect to trends in executive compensation, peer group selection, the determination of pay programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay, and the proportion of annual cash pay to long-term incentive pay) and setting compensation levels. Compensia also consults with the Compensation Committee to formulate and design new programs to better align management performance with the interests of the Company's stockholders, for example, performance equity programs.

        Compensia did not perform any other services for the Company or the Compensation Committee in fiscal 2013.

  Competitive Positioning

        For fiscal 2013, the Compensation Committee allocated the compensation of our executives, including our NEOs, between cash and equity based on an analysis of the data reflected in the Radford Survey for companies with $200 million to $1 billion in annual revenue, as well as an assessment of the Company's performance and compensation practices against a peer group of 15 medical device companies (the "Core Peer Group") with whom we compete for executive talent, who are in our industry sector or who have comparable financial and organizational characteristics. (collectively, the "Relevant Market Data"). The Radford Survey is a survey of companies in the medical device, software, and other high-technology industries. The peer group of 15 medical device companies was recommended by Compensia and submitted to the Compensation Committee for its review. The final Core Peer Group for fiscal 2013 was approved by the Compensation Committee in May 2012.

        With the exception of removing American Medical Systems and SonoSite, Inc. from the Core Peer Group because each of these companies was acquired, the fiscal 2013 Core Peer Group remained the same as for fiscal 2012 and was selected based on the following criteria:

  Primary Factors:

  •
  Similar business focus (i.e., companies that develop and design highly technical devices and that have at least 30% of their business from international operations);

  •
  Total revenue of approximately $200 million to $1 billion; and

  •
  Positive revenue growth.

  Secondary Factors:

  •
  Employee population of up to approximately two times the number of employees of the Company;

  •
  Market capitalization of one-half to three times that of the Company; and

  •
  Revenue per employee of one-half times to two times that of the Company.

        The fiscal 2013 Core Peer Group approved by the Compensation Committee includes the following companies:

AngioDynamics, Inc.	ICU Medical, Inc.	NuVasive, Inc.
ArthroCare Corporation	Integra LifeSciences Holdings Corporation	Thoratec Corporation
CONMED Corporation	Masimo Corporation	Volcano Corporation
Cyberonics, Inc.	Merit Medical Systems, Inc.	Wright Medical Group, Inc.
Haemonetics Corp.	Natus Medical Incorporated	Zoll Medical

        In addition to the above Core Peer Group, for fiscal 2013, the Compensation Committee also approved a group of seven reference peers (the "Reference Peer Group") in order to provide key labor market compensation data and an understanding of the compensation practices of larger industry companies. The Reference Peer Group was provided to the Compensation Committee to supplement the executive compensation assessment, however, the data were not a factor in any of the decision making process. The Reference Peer Group was selected based on the following criteria:

  •
  Medical device, life science or pharmaceutical industry companies engaged in the development of technical products or pharmaceuticals that go through the clinical testing processes;

  •
  Revenue of approximately $1 billion to $5.5 billion; and

  •
  Based in the U.S., primarily in California.

        The fiscal 2013 Reference Peer Group includes the following seven companies:

Allergan, Inc.	Intuitive Surgical, Inc.	Varian Medical Systems, Inc.
Edwards Lifesciences Corporation	ResMed Inc.	Watson Pharmaceuticals, Inc.
Illumina, Inc.

        The table below reflects percentile estimates of how the fiscal 2013 compensation of our fiscal year-end NEOs compares to the Company's fiscal 2013 Relevant Market Data.

		2013 Estimated Pay Positioning vs. Market
Incumbent	Title	Salary	Target Total Cash	Actual Total Cash	Equity/ LTI Value	Target Total Direct Comp.	Actual Total Direct Comp.
Joshua H. Levine(1)	President & CEO	55%	75th	<25th		New Hire
Robert Ragusa(2)	EVP Engineering & Global Ops	70%	55%	<25th	>75th	>75th	70%
Kelly Londy	EVP Chief Commercial Officer	65%	65%	<25th	75%	>75th	75%
Derek Bertocci(3)	SVP CFO	50%	60%	<25th	45%	55%	35%
Darren Milliken	SVP General Counsel	35%	45%	<25th	40%	50%	35%

(1)
Mr. Levine became our President and CEO effective October 12, 2012. New hire equity data not directly comparable to competitive annual equity data.

(2)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.

(3)
Mr. Bertocci resigned from the Company effective September 2, 2013.

        The table below summarizes where we fall relative to our peer group with respect to each of our peer group criteria.

Criteria	Accuray FY 2013	Target for Peer Group	2013 Peer Group Median (Data as of 6/30/13)	Approximate Accuray Percent Rank
Revenue ($MM)	$409.2	0.5x - 2x	$457.4	46th
Market Capitalization ($MM)	$490.1	0.5x - 3x	$998.1	12th
Employees	1,100	0.5x - 2x	1,600	22nd
Revenue per Employee	$372,000	0.5x - 2x	$282,545	77th

        The Compensation Committee intends to annually review the composition of the peer group to ensure it is the most relevant set of companies to use for comparison purposes.

        In evaluating the base salaries of our executives for fiscal 2013, establishing target award opportunities for annual cash incentive awards and making equity awards, the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, including the competitive reasonableness, and to ensure that its decisions were consistent with the Company's compensation philosophy and strategy. While the Compensation Committee considered the Relevant Market Data, the Compensation Committee did not make its decisions based on targeting compensation to specific benchmarks against the survey and peer group data. The Compensation Committee took this approach consistent with its intention to (i) set performance milestones for cash incentive compensation so that target level payouts would only be made if our executives and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executives with the ability to earn above-market compensation tied to performance in order to attract and retain the quality of executives necessary to successfully manage the Company.

        The Compensation Committee used a similar process and similar criteria to identify the fiscal 2014 core and reference peer groups and determined to keep the same core peer group of companies for fiscal 2014, except that Zoll Medical was removed because it was acquired. In addition, the Compensation Committee decided to remove the Reference Peer Group companies from the list in fiscal 2014 because the Company no longer saw a benefit to having the Reference Peer Group data. As indicated above, the fiscal 2013 Reference Peer Group was provided to the Compensation Committee to supplement the executive compensation assessment and since the data were not a factor in any of the decision making process, for fiscal 2014 the Compensation Committee did not see a benefit in gathering data for the Reference Peer Group companies. In addition, the Compensation Committee decided that the Reference Peer Group companies were significantly larger than the Company and would therefore not be an appropriate benchmark for executive compensation decisions.

  Tally Sheets

        At least annually, with the help of Compensia, the compensation consultant, the Compensation Committee reviews each executive's compensation history for the past three years, including each component of compensation and how it compared to Relevant Market Data for the fiscal year. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each NEO, including base salaries, potential annual cash incentive payouts and minimum and maximum levels, long-term incentive compensation, including the number of stock options and restricted stock unit awards granted and the fair value at grant, and the annualized cost of other benefits. The tally sheets also set forth the accumulated value of benefits and compensation to each NEO, including the accumulated value of equity grants and the accumulated value of potential payouts under different separation scenarios, including under our severance and change of control arrangements. Reviewing tally sheets each year facilitates the Compensation Committee's evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each NEO. For fiscal 2013, the tally sheets served as a useful check on total annual compensation for each executive officer and relative compensation among the executive officers, but did not affect any specific decision relating to the NEOs' annual compensation.

  Pay for Performance

        We believe that there should be a strong relationship between pay and performance and our executive compensation program reflects this belief. In particular, annual cash incentive awards and equity awards represent a significant portion of our executive compensation program, as reflected in the chart below, and this variable compensation is considered "at-risk" as it is directly dependent upon the achievement of pre-established goals and/or stock price appreciation and performance:

  •
  In fiscal 2013, annual cash incentives payable under the Performance Bonus Plan were intended to link executive rewards to Company and individual performance, upon achieving pre-determined goals. The bonus pool would only fund if the Company achieved pre-determined performance metrics, making these cash incentives entirely at risk. If the bonus pool funds, 65% of each executive's bonus is tied to Company performance. The remaining 35% of the pool is allocated based on the achievement of individual performance metrics. Accordingly, if the bonus pool does not fund, no executive would be entitled to any cash incentive under the Performance Bonus Plan at all, regardless of such executive's performance against his or her individual performance goals. Even if the pool funds and the metrics are achieved, the Compensation Committee may exercise negative discretion to reduce the size of the awards. In fiscal 2013, the bonus pool was not funded because none of the Company's performance criteria required for funding were met.

  •
  The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of the common stock on the date of grant, so the options will yield value to the executives only if the stock price appreciates.

  •
  Full-value awards (in the form of RSUs) without performance criteria remain a component of the executive's equity awards. The Compensation Committee believes that this element offers a strong retention component to our overall compensation program.

  •
  In fiscal 2013, the Compensation Committee approved our 2013 MSU Program with performance periods ending in fiscal 2014 and fiscal 2015, further linking the compensation of participants in this program to the creation of long-term stockholder value based upon achievement of relative TSR. We are still within the measurement periods for the MSU Program and to date, although shares have been granted to the executives, no shares have vested pursuant to MSU awards under the 2013 MSU Program.

  Target Pay Mix

        The following charts illustrate for our NEOs the allocation of fiscal 2013 target total direct compensation between base salary, cash incentives and equity compensation elements. All elements, except base salary, are considered "at-risk".

CEO 2013 Target Pay Mix	Average Other NEO 2013 Target Pay Mix

  Relationship between Company Performance and Compensation

        Based on our performance in fiscal 2013, a significant portion of the "at-risk" compensation was not earned (i.e., bonus payout is not earned and assumes performance-based equity grant in fiscal 2013 is below target).

FY 2013 Target and Actual Compensation ($ in thousands)

  The chart above reflects salary, annual cash incentive plan compensation and equity awards but excludes other bonuses and other compensation as reported in the Summary Compensation Table. Actual compensation assumes performance-based equity awards granted in fiscal 2013 are below target but that threshold levels are achieved.

 Compensation Elements

        During fiscal 2013, the compensation of our executives, including the NEOs, consisted of the following elements:

  •
  Base salary;

  •
  An annual cash incentive award opportunity;

  •
  Equity awards; and

  •
  Other benefits.

  Base Salary

        We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executives, including the NEOs. We use base salary to fairly and competitively compensate our executives for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.

        The Compensation Committee makes adjustments to base salary when it believes there is a deviation from market, when an individual is promoted or assumes an increase in responsibility, or when the Compensation Committee determines that an individual's performance warrants an increase. The Compensation Committee reviews the base salary levels of our executives each year to determine whether an adjustment is warranted.

        For fiscal 2013, the Compensation Committee increased the base salaries of the NEOs from their fiscal 2012 levels. The base salaries of Mr. Bertocci and Mr. Raanes were increased by 3.0% to keep such base salaries competitive with external peers. Mr. Milliken's salary increased by approximately 10.0% in order to make Mr. Milliken's base salary commensurate with the market data shown in the Radford Survey and his performance. Ms. Londy's salary increased by 9.4% in connection with her promotion from Senior Vice President, Chief Commercial Officer to Executive Vice President, Chief Commercial Officer. Mr. Ragusa's salary increased by 22.4% in connection with his promotion from Senior Vice President, Global Operations to Executive Vice President, Engineering and Global Operations. Mr. Levine was hired during fiscal 2013 and his base salary was set at the time of hire and has not increased. The base salary for Dr. Thomson was not increased from his fiscal 2012 base salary level because his salary was commensurate with the market data. The base salaries paid to the NEOs during fiscal 2013 are reported in the Summary Compensation Table below.

        For fiscal 2014, the Compensation Committee recommended to the independent members of the Board of Directors, and such independent directors determined, to increase the base salary for Mr. Levine by 3.0% from the level set for fiscal 2013. With respect to the other NEOs, for fiscal 2014 the Compensation Committee approved an increase to Mr. Milliken's base salary of approximately 10.6%. The base salaries for Ms. Londy and Mr. Ragusa remained at the same level as for fiscal 2013 because each of their fiscal 2013 salaries were increased in April 2013 in connection with their respective promotions.

        The table below reflects the base salaries of the NEOs for fiscal 2013 and as set by the Compensation Committee for fiscal 2014, effective October 1, 2013:

Named Executive Officer	Fiscal 2013 Salary(1)		Fiscal 2014 Salary(1)
Joshua H. Levine	$625,000		$645,000
Kelly Londy	$350,000	(2)	$350,000
Darren J. Milliken	$284,900		$315,000
Robert Ragusa(3)	$350,000	(2)	$350,000
Euan S. Thomson, Ph.D.(4)	$530,500	(5)	N/A
Derek Bertocci(6)	$332,600		N/A
Gregory Lichtwardt(7)	N/A		$355,000
Chris A. Raanes(8)	$398,500	(5)	N/A

(1)
The salaries reflected for both fiscal 2013 and fiscal 2014 became effective on October 1 of each such year, respectively.

(2)
The base salary amount listed above reflects the increased fiscal 2013 base salaries effective April 16, 2013 for each of Ms. Londy and Mr. Ragusa in connection with their promotions.

(3)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.

(4)
Dr. Thomson resigned from the Company effective October 11, 2012.

(5)
The base salary amount listed above reflects the amount each of Dr. Thomson and Mr. Raanes would have received had each of them remained with the Company for all of fiscal 2013.

(6)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(7)
Mr. Lichtwardt joined as the Company's Executive Vice President and Chief Executive Officer effective September 3, 2013.

(8)
Mr. Raanes resigned from the Company effective November 16, 2012.

  Annual Cash Incentives

        Annual cash incentive awards serve to reinforce our performance-based culture. On average, the Compensation Committee believes in providing our executives, including the NEOs, with a total target cash compensation opportunity above the market median tied to the achievement of challenging pre-established corporate and individual performance objectives. As with base salary, each executive's annual cash incentive target opportunity is set with reference to each executive's performance over the previous fiscal year as evaluated by our Chief Executive Officer, his or her experience and responsibilities, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, and the Relevant Market Data.

        During the first quarter of each fiscal year, the Compensation Committee reviews and approves the corporate and individual performance objectives for the current fiscal year's annual cash incentive awards and reviews and approves the target award opportunity for each executive, including the NEOs, but excluding the CEO, whose performance objectives and target award opportunity are reviewed and approved by the independent members of the Board of Directors. As shown in the table below, for fiscal 2013, the target award opportunity for Mr. Levine was equal to 120% of his base salary, the target award opportunities for Messrs. Bertocci and Ragusa and Ms. Londy were equal to 65% of their respective salaries, and the target award opportunity for Mr. Milliken was equal to 50% of his base salary. Except for Mr. Ragusa, whose target opportunity was increased from 50% to 65%, the target percentages were unchanged from the prior fiscal year for each executive who was employed by the Company in the prior fiscal year. The Compensation Committee recognizes that the performance of certain of the NEOs has a greater potential to impact our successful implementation of our overall strategy and achievement of our financial performance and therefore believes it is appropriate that the target award opportunities of those executives be higher than the opportunity for others.

Fiscal 2013 Performance Bonus Plan Target Award Opportunities

	Target
Named Executive Officer	(%)	($)
Joshua H. Levine	120%	750,000
Euan S. Thomson, Ph.D.(1)	100%	530,500
Derek A. Bertocci(2)	65%	216,190
Chris A. Raanes(3)	65%	259,025
Kelly Londy	65%	227,500
Darren J. Milliken	50%	142,450
Robert Ragusa(4)	65%	227,500

(1)
Dr. Thomson resigned from the Company effective October 11, 2012.

(2)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(3)
Mr. Raanes resigned from the Company effective November 16, 2012.

(4)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.

  Fiscal 2013 Cash Incentive Award Opportunities and Payouts

        Our executives, including the NEOs, are eligible to participate in the Performance Bonus Plan, which was adopted by the Compensation Committee and approved by the Company's stockholders at our 2009 Annual Meeting. The Performance Bonus Plan has been structured and is operated with the intent that the compensation paid under the Performance Bonus Plan will qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"). The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Performance Bonus Plan will be fully deductible under all circumstances. For fiscal 2013, our annual cash incentive awards were designed to reward our executives, including the NEOs, based on the Company's performance and the individual executive's contribution to that performance. In establishing the fiscal 2013 cash incentive award program, the Compensation Committee determined that the award opportunities for all of our executives, including the NEOs, should be closely linked to achieving corporate performance objectives.

        The bonus pool under the Performance Bonus Plan only funds if the corporate performance objectives established by the Compensation Committee are achieved at threshold levels established by the Compensation Committee. For each NEO, 65% of the target award payment is based on our Company's performance and 35% of the target award payment is based on achievement of individual performance metrics, but both components are contingent on the bonus pool funding and are therefore entirely at risk. Accordingly, if the bonus pool does not fund, no executive would be entitled to any cash incentive under the Performance Bonus Plan, regardless of such executive's performance against his or her individual goals.

        To the extent the bonus pool funds, the Performance Bonus Plan entitles each executive to 65% of the funded percentage of his or her target award payment due to Company performance, provided that the Compensation Committee may exercise negative discretion to reduce the overall funding percentage and/or to reduce any individual award. The Compensation Committee (and the independent members of the Board of Directors, for our CEO) has discretion to award more or less than the remaining 35% of the funded percentage of each executive's target award, provided that payments to the executive team as a whole may not exceed pro rata funding of the bonus plan (such that the executive team as a whole may not receive greater than the funded percentage of the target awards payable to that group as a whole), and in no case may any executive receive in excess of 150% of his or her target award for fiscal 2013.

        For fiscal 2013, the Compensation Committee established three specific corporate performance measures, namely revenue, gross margin and backlog. The performance measures were applicable in the same manner to all of our executives, including the NEOs. The Compensation Committee set target amounts and minimum funding thresholds with respect to each performance measure, requiring that the Company achieve the minimum threshold set for each measure, in order for any funding to occur relative to that measure. The performance measures and their relative weightings, target amounts and minimum funding thresholds for fiscal 2013, as well as the actual performance measures attained and their respective weights, were as follows:

Performance Measure	Weighting	Target	Minimum Threshold	Actual	% Plan Attained	Weighted % Plan Attained
Revenue	30%	$455 million	$401 million (88.1%)	$316 million	69.5	0
Gross Margin	20%	41%	38.5% (93.9%)	34%	83.0	0
Net Dollars into Backlog	50%	$271 million	$253 million (93.4%)	$185 million	68.3	0

        Each measure will be calculated based on non-GAAP numbers, which will be calculated in a manner consistent with the non-GAAP numbers reported in our quarterly earnings releases, provided that the Compensation Committee may, in its discretion, approve additional exclusions in the nature of one-time occurrences, extraordinary items or events outside management's control. To be reported in our backlog, an order must meet the Company's fiscal 2013 backlog criteria. The Compensation Committee assessed corporate performance with respect to each of the three performance measures and determined that threshold performance had not been achieved for each measure and as such, the bonus pool under the Performance Bonus Plan did not fund.

  Fiscal 2014 Cash Incentive Awards—Performance Bonus Plan

        For fiscal 2014, the Compensation Committee revised the Performance Bonus Plan by introducing a strategic objective—the implementation of one common customer relationship management platform across the entire Company—in addition to the Company's financial measures. Furthermore, the Compensation Committee replaced revenue in the financial metric with operating expenses and adjusted the weighting of metrics in the Performance Bonus Plan as follows:

Fiscal 2014 Performance Bonus Plan Metrics

I. Financial Metrics (80%):	Operating Expenses	20%
	Net Dollars into Backlog	40%
	Gross Margin	20%
II. Strategic Objective (20%):	Implementation of CRM platform across entire Company	20%

        Each financial measure will be calculated based on non-GAAP numbers, which will be calculated in a manner consistent with the non-GAAP numbers reported in our quarterly earnings releases, provided that the Compensation Committee may, in its discretion, approve additional exclusions in the nature of one-time occurrences, extraordinary items or events outside management's control. To be reported in our backlog, an order must meet the Company's fiscal year 2014 backlog criteria.

        The target bonuses for our NEOs, as a percentage of base salary, did not change from their prior year's percentages. For fiscal 2014, 80% of each executive's annual cash incentive awards will be dependent on achieving the Company's financial measures, and 20% will be dependent on achieving the strategic objective, provided that there will be no funding of the strategic objective component unless at least one of the financial metrics meets its threshold to fund. The Compensation Committee felt it was more appropriate to tie 100% of the executives' target bonus payments to Company performance and not individual objectives, thus further aligning the interests of our executives to those of our stockholders.

  Equity Compensation

        We believe that equity awards provide a strong alignment between the interests of our executives, including the NEOs, and our stockholders. Accordingly, the Compensation Committee seeks to provide motivation to our executives through the use of equity awards consistent with the reasonable management of the Company's overall equity compensation expense and stockholder dilution. The Compensation Committee grants equity awards to our executives, including the NEOs, in the first quarter of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance, and as a retention tool. Historically our executive equity awards consisted entirely of stock options and restricted stock unit ("RSU") awards, but in fiscal 2012, our executives were granted performance-based RSUs ("PSUs") in addition to stock options and RSUs. In fiscal 2013, our executives were granted market performance-based RSUs ("MSUs") in addition to stock options and RSUs. The size of an executive's equity award is determined by the Compensation Committee after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our CEO (or, with respect to the CEO, as evaluated by our Board of Directors), an evaluation of his or her total compensation package, an evaluation of his or her accumulated equity holdings, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, the Relevant Market Data, internal equity, role hierarchy and such other factors as the Compensation Committee determines relevant.

  Fiscal 2013 Equity Awards

        For fiscal 2013, the CEO proposed equity grant numbers to the Compensation Committee for each of the executive officers, other than himself. The Compensation Committee reviewed the CEO's recommendations, and after assessing each executive's individual performance and outstanding equity holdings, internal equity, role hierarchy and retention needs, determined the awards it wished to approve for each executive, other than the CEO. For each of the executives other than the CEO, the Compensation Committee decided to award a mix of equity vehicles that include stock options, RSUs and MSUs, such that, on average, approximately 35% of the shares granted were in the form of stock options, 40% were in the form of RSUs, and 25% were in the form of MSUs. For the new hire grant for Mr. Levine, our CEO, the independent members of our Board of Directors decided that in order to obtain a qualified replacement CEO with the sales and marketing experience the Company needed, it was more appropriate to award a mix of equity vehicles such that approximately 40% of the shares granted were in the form of stock options, 40% were in the form of RSUs and 20% were in the form of MSUs.

        The Compensation Committee believes that tying a portion of the executives' equity to performance criteria better aligns the executives' goals with both the Company's strategic plans and with the interests of the Company's stockholders. In fiscal 2013, the Compensation Committee approved our 2013 MSU Program with performance periods ending in fiscal 2014 and fiscal 2015, further linking the compensation of participants in this program to the creation of long-term stockholder value. The 2013 MSU Program uses the Russell 2000 index as a performance benchmark and requires that the Company's TSR exceed that of the Russell 2000 in order for a certain number of shares to be earned by each participating executive, including participating NEOs, on a sliding scale based on how much the Russell 2000 benchmark is exceeded, up to a maximum of 150% of the target number of shares. We are still within the measurement periods for the MSU Program and to date, although shares have been granted to the executives, no shares have vested pursuant to MSU awards under the 2013 MSU Program.

        The equity awards made to the NEOs in fiscal 2013 are reported in the Summary Compensation Table below. Additional information about these awards, including the number of shares subject to each award and the award's grant date fair value and applicable vesting schedules, is reported in the Grants of Plan-Based Awards Table below.

  Fiscal 2014 Equity Awards

        Equity awards for fiscal 2014 consist of a mix of equity vehicles, including RSUs and MSUs under a new MSU program (the "2014 MSU Program"). The Compensation Committee has moved away from stock options awards for fiscal 2014 but may choose to award them in the future. The amount of equity, if any, awarded by the Compensation Committee to executive officers varies based upon an executive's individual performance, an evaluation of his or her total compensation package, an evaluation of his or her accumulated equity holdings, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, the Relevant Market Data, internal equity, role hierarchy and such other factors as the Compensation Committee determines relevant. For Mr. Levine, our CEO, the independent members of our Board of Directors decided to award of mix of equity vehicles for fiscal 2014 such that approximately 50% were in the form of RSUs and 50% were in the form of MSUs.

        The Compensation Committee approved the 2014 MSU Program, which, similar to the 2013 MSU Program, is also designed to tie NEO compensation to performance over a three-year period as awards only vest based on performance at the end of performance periods ending at fiscal year-end 2015 and 2016. The 2014 MSU Program uses the Russell 2000 index as a performance benchmark and requires that the Company's TSR match that of the Russell 2000 in order for a certain number of shares to be earned by each participating executive, including participating NEOs, on a sliding scale based on whether the Russell 2000 benchmark is met, not met or exceeded, up to a maximum of 150% of the target number of shares.

  Patent Award Program

        The Company maintains a patent award program, the purpose of which is to encourage, recognize and reward creativity and innovation. All regular, full time Company employees, including executives, are eligible to participate in this program. Various levels of awards are provided to encourage and reward identification and submission of invention disclosures, subsequent filing of patent applications and final issuance of a United States patent. The various awards provided under the program are as follows:

  •
  $50 is awarded to each named employee on an invention disclosure.

  •
  $1,000 is awarded to each named inventor in an original non-provisional patent application filed with the U.S. Patent and Trademark Office.

  •
  $2,000 is awarded to each named inventor in an issued U.S. patent.

  •
  In the event more than three inventors file patent applications or are granted patents, the maximum awards are $3,000 and $6,000, respectively, to be shared equally among the inventors who are Company employees. Inventors who are not full-time Company employees at the time the award is made are not eligible to receive the award.

        Awards are made on the last day of the fiscal quarter in which the award was earned. The Company's patent committee or Senior Vice President and General Counsel may increase the monetary awards identified above on a case-by-case basis in extraordinary circumstances.

        In addition, it is the Company's practice to reimburse employees who receive awards under the program for any taxes they are required to pay with respect to such awards due to the potential benefits that ultimately pass through to the Company as a result of the successful use of the patented technology.

Employment, Change in Control and Severance Arrangements

        We have entered into employment agreements with each of our executives, including the NEOs, to document the material terms and conditions of the executives' employment, including his or her annual base salary, target annual cash incentive award opportunity and equity awards. The agreements specify the payments and benefits that each executive will receive upon a potential termination of his or her employment under certain circumstances. In addition, these agreements protect the Company's interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to the Company, including disclosing the Company's confidential information, soliciting the Company's employees, and engaging in certain competitive business activities.

        These arrangements were entered into for the following reasons:

  •
  Assist us in retaining talented executives in a competitive market;

  •
  Permit our executives to focus on the business of the Company;

  •
  Eliminate any potential personal bias of an executive against a transaction that is in the best interest of the Company and its stockholders;

  •
  Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executives at the time of termination; and

  •
  Provide the Company with the flexibility needed to react to a continually changing business environment.

        The Compensation Committee believes that these agreements serve several other important objectives. First, they provide a desired level of transparency, both within and outside the Company. Internal transparency benefits the Company by eliminating the need to negotiate severance benefits on a case-by-case basis at the time of termination. They also assure our executives that their severance benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for the Company to administer and requires less administrative time and expense than negotiating severance benefits at the time of termination.

        Generally, our executives, including the NEOs, are eligible for severance payments and benefits in the event of the termination of their employment by the Company without "cause" or by the executive for "good reason". We believe that the agreements contain severance provisions that are generally comparable to the benefits of similarly situated executives in a peer group established by the Compensation Committee, in each case, provided that the executive executes a general release of claims.

        In the case of our NEOs, we renewed each executive's employment agreement effective January 1, 2013 (other than Mr. Levine, who was hired in October of 2012 and entered into a new employment agreement at that time). In addition, on April 16, 2013 in connection with their respective promotions, we amended each of Ms. Londy's and Mr. Ragusa's employment agreements to reflect their new titles and base salaries. Each NEO's employment agreement provides that the NEO's employment is "at will" and describes the payments and benefits that each such NEO will receive upon a termination of his or her employment under certain circumstances or in the event of a termination upon a change in control of the Company. For additional information, see "Potential Payments and Benefits Upon Termination or Change in Control", below.

        On October 12, 2012, we entered into an employment agreement with Mr. Levine in connection with his appointment as our President and Chief Executive Officer. Mr. Levine's employment agreement provides for an annual base salary of $625,000 as well as for reimbursement of reasonable business expenses and temporary housing expenses for up to 90 days, and for other customary benefits. Mr. Levine is also eligible for an annual performance bonus pursuant to the Company's Performance Bonus Plan, with the target amount of such bonus set at 120% of Mr. Levine's annual base salary. Mr. Levine's employment agreement provides for the Company to grant to Mr. Levine a stock option to purchase 200,000 shares of the Company's common stock at a per share exercise price equal to the fair market value of a share of the Company's stock on the grant date. Such options shall vest at a rate of 25% on the first anniversary of the grant date and thereafter at a rate of 1/48th of the options monthly until the options are fully vested on the fourth anniversary of the grant date. Mr. Levine's employment agreement also provides for the grant to him of (i) 200,000 RSUs which are to vest in four equal annual installments and (ii) a total of 300,000 Company stock performance-based MSUs, of which 100,000 MSUs are to be granted in November 2012 and 200,000 MSUs are to be granted in February 2013. Mr. Levine's agreement contains customary benefits and non-disclosure and non-solicitation provisions.

        Mr. Levine is entitled under his employment agreement to severance benefits in the event of termination of his employment by the Company without cause, including a lump sum payment equal to the amount of base salary he would be due in the 12 months following a termination without cause, a prorated portion of his target bonus for the fiscal year in which his employment terminates, reimbursement of insurance premiums, payment for outplacement services and other customary benefits. In the event of Mr. Levine's termination of employment because of death or incapacity, Mr. Levine's employment agreement provides for the acceleration of the vesting period for stock options and RSUs previously granted to Mr. Levine that would have vested within 12 months of his termination. In the event of a change in control of the Company (as defined in the agreement) in which the successor company fails to offer Mr. Levine the position of President and Chief Executive Officer or fails to assume the Company's obligation under the employment agreement, Mr. Levine shall be entitled to enhanced severance benefits, including two times the severance payment otherwise provided for in the Employment Agreement, 200% of the target bonus for the fiscal year in which the change in control occurs, and the acceleration of all outstanding unvested stock options and RSUs, as well as other customary benefits.

Post-Employment Compensation—Retirement Plans

        Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executives, including the NEOs, and other employees.

        We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. The Company matches 50% of participant contributions to the plan, up to a maximum contribution of six percent of base salary per participant per year. Company matching contributions to the 401(k) employee savings plan vest over a period of four years, with the vesting percentage increasing by 25 percentage points on each of the first four anniversaries of an employee's service, such that on the fourth anniversary of an employee's service, the employee is fully vested in the Company matching contribution. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.

        We view this plan as serving two important objectives. First, it encourages our executives, including the NEOs, and other employees to commit to long-term service with the Company. Second, it enables them to save a portion of their annual compensation for their eventual retirement.

        Since the amounts set aside for retirement under the plan are largely drawn from participants' annual compensation and the Company matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executives, including the NEOs.

Health, Welfare, and Other Employee Benefits (including Perquisites)

        We provide health and welfare benefits to our executives, including the NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life, and disability insurance.

        In circumstances where the Company is recruiting a candidate who would have to move to accept our job offer, the Company may agree to reimburse certain of such employee's relocation expenses. For example, the Company agreed to reimburse Ms. Londy for certain temporary housing expenses, expenses incurred in connection with home-buying trips, home sale and home purchase expenses, moving expenses and travel expenses. The Company also agreed to reimburse Mr. Levine for temporary housing expenses for a period of up to 90 days.

        We do not provide perquisites or other personal benefits to our executives, including the NEOs.

Other Compensation Policies

  Stock Ownership Requirements

        Our Board of Directors has adopted Corporate Governance Guidelines to help ensure that the Company is managed in the best long-term interests of the Company's stockholders, to promote effective functioning of the Board of Directors and its committees and to provide a flexible framework within which the Board of Directors may conduct its oversight of the Company's business. The Corporate Governance Guidelines include executive officer and non-employee director stock ownership requirements, which were amended and restated effective July 1, 2011 to become requirements rather than merely guidelines. The Corporate Governance Guidelines now require certain executive officers of the Company to own shares of the Company's common stock, as follows:

  •
  Non-employee directors:  the number of shares having a value equal to at least three times the non-employee director's regular annual board cash retainer (excluding committee retainer);

  •
  Chief Executive Officer:  the lesser of (a) the number of shares having a value equal to three times annual base salary and (b) 175,000 shares;

  •
  Chief Financial Officer, Chief Commercial Officer and any other Executive Vice President:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 40,000 shares; and

  •
  General Counsel:  the lesser of (a) the number of shares having a value equal to one times annual base salary and (b) 17,500 shares.

        Executive officers and non-employee directors have five years from the later of July 1, 2010 and the date of election or appointment to attain the foregoing ownership levels. The Company expects each executive officer and non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any Company options and/or (ii) taxes), until the foregoing ownership levels are achieved. All of the NEOs who have been employed by the Company for more than one year and all non-employee directors are in compliance or are on track to be in compliance within the appropriate timeframe with the stock ownership requirements.

  Recoupment ("Clawback") Policy

        To further align our executive compensation program with the interests of the Company's stockholders, the Company's Performance Bonus Plan and 2007 Incentive Award Plan include a recoupment policy, which provides that, in the event the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures, our Board of Directors will review the conduct of executive officers in relation to the restatement. If it determines that an executive officer has engaged in misconduct, or otherwise violated the Company's Code of Conduct and Ethics, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then our Board of Directors may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law. Our clawback policy will be updated and revised consistent with any changes in applicable laws.

  Equity Award Grant Practices

        Historically, the Compensation Committee has granted stock options, RSU and/or performance-based equity awards (PSUs or MSUs) to our employees, including our executives, when they first join the Company. Typically, new hire stock options, RSUs and performance-based equity awards are granted at the first meeting of the Compensation Committee in the month following an employee's first day of employment.

        Follow-on awards are considered as part of our fiscal review process. We do not seek to time the grant of stock options, RSUs and performance-based equity awards to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.

        We grant stock options with an exercise price that is equal to the fair market value of the shares of the Company's common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of the Company's common stock. The exercise price for our stock options is based on the last quoted price per share of the Company's common stock as reported on the NASDAQ Global Select Market on the date of grant.

  Hedging Policy

        We also have an insider trading policy that prohibits trading in shares of the Company's common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan, or if sold automatically by the Company on the date of vest to cover and pay the withholding tax requirements in accordance with Company policy. In addition, our insider trading policy prohibits all of our employees, including our NEOs, and our directors from engaging any speculative transactions in Company securities, including purchasing on margin, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.

Regulatory Considerations

  Section 162(m)—Deductibility of Remuneration in Excess of $1 Million

        Section 162(m) of the Code limits the amount that the Company may deduct as compensation expense for federal income tax purposes with respect to the remuneration paid to our Chief Executive Officer and each of the three other most highly compensated executive officers of the Company (other than our Chief Financial Officer) to $1 million per person per year. There are certain exemptions to this deduction limit, including an exemption for remuneration that qualifies as "performance-based compensation" (that is, certain compensation that is payable solely upon achieving objective performance criteria).

        We intend to operate our executive compensation program to maximize the deductibility of the remuneration paid to the NEOs to the extent that the Compensation Committee believes that doing so is in the best interests of the Company. Consequently, in determining which compensation elements are to be paid to our executives, and how they are weighted, the Committee intends to take into account whether a particular form of compensation will be deductible under Section 162(m). In addition, the Company's 2007 Incentive Award Plan has been designed to permit the Committee to grant stock options and other awards which will qualify as "performance-based compensation" under Section 162(m), and the Company's Performance Bonus Plan has also been designed to permit the annual incentive compensation grants made to executives to qualify as "performance-based compensation" under Section 162(m). The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effective. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be fully deductible under all circumstances.

        While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation for each of fiscal years 2013, 2012 and 2011 earned by the following persons, who we refer to as our named executive officers or NEOs:

  •
  Our current principal executive officer;

  •
  Our former principal executive officer who served in that capacity during fiscal year 2013;

  •
  Our principal financial officer during fiscal year 2013;

  •
  Our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2013; and

  •
  One additional former executive officer who would have been a named executive officer if he had been serving as an executive officer at the end of fiscal year 2013.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Joshua H. Levine,	2013	473,485	(6)	—	2,129,500	667,260	—	8,040	3,278,285
President and Chief	2012	—		—	—	—	—	—	—
Executive Officer	2011	—		—	—	—	—	—	—
Derek A. Bertocci,(7)	2013	330,180		—	336,462	102,054	—	11,986	780,682
Senior Vice President,	2012	320,190		—	50,125	91,404	143,990	12,166	617,875
Chief Financial Officer	2011	309,000		—	87,514	142,900	102,237	6,086	647,737
Chris A. Raanes,(8)	2013	148,034	(9)	—	277,008	128,677	—	475,342	1,029,061
Former Executive Vice	2012	378,458			150,375	304,680	172,496	6,827	1,012,836
President, Chief	2011	351,216		1,000	87,514	142,900	116,292	8,407	707,329
Operating Officer
Kelly Londy,	2013	331,450		—	686,052	75,432	—	12,963	1,105,897
Executive Vice President,	2012	226,667	(10)	—	110,275	203,460	142,688	48,775	731,865
Chief Commercial Officer	2011	—		—	—	—	—	—	—
Darren J. Milliken,(11)	2013	278,434		—	238,714	72,473	—	5,297	594,918
Senior Vice President,	2012	256,845		—	27,068	52,812	88,849	4,621	430,195
General Counsel and	2011	—		—	—	—	—	—	—
Corporate Secretary
Robert Ragusa,(12)	2013	303,981		—	784,867	55,464	—	12,249	1,156,561
Executive Vice President,	2012	—		—	—	—	—	—	—
Engineering & Global	2011	—		—	—	—	—	—	—
Operations
Euan S. Thomson, Ph.D.(13)	2013	154,729		—	—	—	—	1,164,525	1,319,254
Former President and	2012	526,000		2,050	128,320	162,496	234,543	9,917	1,063,326
Chief Executive Officer	2011	509,375		2,550	252,014	450,490	252,075	5,751	1,472,255

(1)
Amounts shown reflect salary amounts paid to each NEO during each respective fiscal year. Amounts shown in the salary column for 2013 are comprised of the salary rate paid through September 30, 2012 and the increased rate approved by the Board of Directors beginning October 1, 2012.

(2)
Refers to bonus payments for patent inventions under the Company's standard policy applicable to all employees on the same terms.

(3)
The amounts shown represent the aggregate grant date fair value of stock awards and stock options as determined in accordance with FASB ASC Topic 718. These amounts may not actually reflect to the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 2 and Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

(4)
Amounts reflect annual cash incentive awards earned under our Performance Bonus Plan for each fiscal year. Amounts earned in any fiscal year are actually paid in the following fiscal year. No annual incentive award payments were earned for fiscal 2013.

(5)
All Other Compensation consists of the following:

Name	Year	Company matching contribution to 401(k) Plan ($)	Company matching contribution to Flexible Spending Account ($)	Life insurance premiums paid by the Company ($)	Relocation Expense Reimbursement ($)	Payments made upon Termination
Joshua Levine(a)	2013	5,859	—	666	1,514	—
Derek A. Bertocci	2013	11,395	—	591	—	—
Chris A. Raanes	2013	—	—	222	—	475,120
Kelly Londy(b)	2013	5,586	—	586	6,790	—
Darren Milliken	2013	4,791	—	506	—	—
Robert Ragusa(c)	2013	11,735	—	524	—	—
Euan S. Thomson, Ph.D.	2013	4,693	—	166	—	1,159,666

(a)
Mr. Levine's employment agreement provided that the Company would reimburse Mr. Levine for reasonable out of pocket expenses incurred for temporary housing for up to 90 days from the effective date of the employment agreement. The Company reimbursed $1,514 of such expenses in fiscal 2013.

(b)
Ms. Londy's Employment Letter Agreement provided that the Company would provide certain relocation assistance to Ms. Londy for her relocation to California. The relocation assistance included temporary housing for up to 4 months, reimbursement of certain expenses incurred in connection with home buying trips, reimbursement of certain home sale and home purchase expenses, reimbursement of certain moving expenses, and reimbursement of travel expenses for up to three return trips to Michigan. The Company reimbursed $6,790 of such expenses in fiscal 2013.

(c)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.
(6)
Mr. Levine's salary amount for fiscal 2013 reflects his employment having commenced on October 12, 2012.

(7)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(8)
Mr. Raanes resigned from the Company effective November 16, 2012.

(9)
Mr. Raanes' salary amount for fiscal 2013 reflects his salary through his date of resignation on November 16, 2012.

(10)
Ms. Londy's salary amount for fiscal 2012 reflects her employment having commenced on October 1, 2011.

(11)
Mr. Milliken was not a named executive officer of the Company in fiscal 2011; therefore, this table does not provide 2011 data for him.

(12)
Mr. Ragusa was not a named executive officer of the Company in fiscal 2011 or 2012; therefore, this table does not provide 2011 data for him. On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.

(13)
Dr. Thomson resigned from the Company effective October 11, 2012.

Grants of Plan-Based Awards for Fiscal 2013

        The following table sets forth information regarding awards granted under our annual cash incentive plan and equity awards made under our 2007 Incentive Award Plan to each of our NEOs during the fiscal year ended June 30, 2013. The per-share exercise price of each stock option grant was not less than the fair market value of our Company's common stock on the date of grant (which was the closing price of a share of our common stock on the NASDAQ Global Select Market on the date of grant).

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(8)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)		All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Date of Board Action to Grant the Award
Name	Grant Date		Threshold($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold(#)	Target (#)	Maximum (#)
Joshua Levine	11/30/12	10/22/12	—	—	—	—	—	—	—		200,000	6.28	667,260
	11/30/12	10/22/12	—	—	—	—	—	—	200,000		—	—	1,256,000
	11/30/12	10/22/12	—	—	—	0	50,000	75,000	—		—	—	284,000
	11/30/12	10/22/12	—	—	—	0	50,000	75,000	—		—	—	307,500
	2/28/13	2/26/13	—	—	—	0	100,000	150,000	—		—	—	100,000
	2/28/13	2/26/13	—	—	—	0	100,000	150,000	—		—	—	182,000
			150,000	750,000	1,125,000
Derek A. Bertocci(9)	10/31/12	10/10/12	—	—	—	—	—	—	—		27,600	6.96	102,054
	10/31/12	10/10/12	—	—	—	—	—	—	31,600		—	—	219,936
	10/31/12	10/10/12	—	—	—	0	9,850	14,775	—		—	—	55,948
	10/31/12	10/10/12	—	—	—	0	9,850	14,775	—		—	—	60,577
			43,238	216,190	324,285
Chris A. Raanes(10)	10/31/12	10/10/12	—	—	—	—	—	—	—		34,800	6.96	128,676
	10/31/12	10/10/12	—	—	—	—	—	—	39,800		—	—	277,008
			51,805	259,025	388,538
Kelly Londy	10/31/12	10/10/12	—	—	—	—	—	—	—		20,400	6.96	75,431
	10/31/12	10/10/12	—	—	—	—	—	—	23,300		—	—	162,168
	12/31/12	10/10/12	—	—	—	—	—	—	27,500		—	—	173,525
	4/30/13	4/5/13	—	—	—	—	—	—	60,000		—	—	264,000
	10/31/12	10/10/12	—	—	—	0	7,300	10,950	—		—	—	41,464
	10/31/12	10/10/12	—	—	—	0	7,300	10,950	—		—	—	44,895
			45,500	227,500	341,250
Darren J. Milliken	10/31/12	10/10/12	—	—	—	—	—	—	—		19,600	6.96	72,473
	10/31/12	10/10/12	—	—	—	—	—	—	22,400		—	—	155,904
	10/31/12	10/10/12	—	—	—	0	7,000	10,500	—		—	—	39,760
	10/31/12	10/10/12	—	—	—	0	7,000	10,500	—		—	—	43,050
			28,490	142,450	213,675
Robert Ragusa(11)	10/31/12	10/10/12	—	—	—	—	—	—	—		15,000	6.96	55,464
	10/31/12	10/10/12	—	—	—	—	—	—	17,100		—	—	119,016
	4/30/13	4/5/13	—	—	—	—	—	—	80,000		—	—	352,000
	10/31/12	10/10/12				0	5,350	8,025	—		—	—	30,388
	10/31/12	10/10/12	—	—	—	0	5,350	8,025	—		—	—	32,902
	10/31/12	10/10/12	—	—	—	—	—	—	4,500	(12)	—	—	31,320	(12)
	10/31/12	10/10/12	—	—	—	—	—	—	4,500	(12)	—	—	31,320	(12)
	10/31/12	10/10/12	—	—	—	—	—	—	4,500	(12)	—	—	31,320	(12)
	10/31/12	10/10/12	—	—	—	—	—	—	4,500	(12)	—	—	31,320	(12)
	10/31/12	10/10/12	—	—	—	—	—	—	4,500	(12)	—	—	31,320	(12)
	10/31/12	10/10/12	—	—	—	—	—	—	4,500	(12)	—	—	31,320	(12)
	10/31/12	10/10/12	—	—	—	—	—	—	4,500	(12)	—	—	31,320	(12)
	10/31/12	10/10/12	—	—	—	—	—	—	4,500	(12)	—	—	31,320	(12)
			45,500	227,500	341,250
Euan S. Thomson, Ph.D.(13)	—	—	—	—	—	—	—	—	—		—	—	—

(1)
The Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns refer to the potential payouts under our annual cash incentive plan, the Performance Bonus Plan.

(2)
This column reflects the threshold award opportunity that would have been payable to the NEOs for our fiscal year ended June 30, 2013, assuming that the minimum threshold amount for each of the three Company performance measures under the Performance Bonus Plan is achieved, resulting in 20% funding of the Performance Bonus Plan pool. In the event of a 20% funding of the Performance Bonus Plan, each executive would be entitled to 20% of the 65% of such executive's target award amount attributable to Company performance. The calculations in this column assume a determination by our Board of Directors that each NEO achieved his or her individual qualitative performance goals such that he or she was entitled to exactly the 20% funded amount of the 35% of his or her annual cash incentive award tied to such executive's individual performance. The potential payments are, however, performance-driven and therefore entirely at risk, such that if the Company had not met any of the minimum thresholds, the Performance Bonus Plan pool would not have funded at all, and none of the NEOs would have been entitled to any incentive award.

(3)
This column shows the annual target award opportunities that would have been payable to the NEOs for our fiscal year ended June 30, 2013, assuming that the target amount for each of the three Company performance measures under the Performance Bonus Plan is achieved, resulting in 100% funding of the Performance Bonus Plan pool. The calculations in this column assume a determination by our Board of Directors that each NEO achieved the individual qualitative performance goals such that he or she was entitled to full funding of the 35% of his or her annual cash incentive award tied to such individual performance.

(4)
This column shows the annual maximum award opportunity that would have been payable to NEOs for our fiscal year ended June 30, 2013. This amount is calculated at 150% of the target amount.

(5)
Unless otherwise noted, the RSU grants reflected in this column will vest in annual installments over four years from the vesting commencement date on October 1, 2012.

(6)
Represents annual stock options granted to NEOs. The stock option grants reflected in this column vest in equal monthly installments over 48 months from the vesting commencement date on October 1, 2012, subject to continued active employment on the applicable vesting date. All options have a term of 10 years from the date of grant.

(7)
The amounts in this column represent the grant date fair value of each award, as determined in accordance with FASB ASC Topic 718.

(8)
The Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the minimum, target, and maximum number of MSUs that, upon converting to shares of Company common stock, could be received by each listed officer. MSU Awards granted to the listed officers in fiscal year 2012 have a two-year performance period and a three-year performance period, each beginning on July 1, 2012, and 50% of the shares vest on the last day of each Performance Period, subject to the certification of certain Performance Criteria by the Compensation Committee. The number of shares of Company common stock to be received at vesting will range from 0% to 150% of the target amount, based on the total shareholder return ("TSR") of Company common stock measured against the TSR of the Russell 2000 Index at the end of each performance period. The TSR is based upon the percentage increase or decrease between the average closing stock price over the fiscal quarter preceding the beginning and end of the performance periods. The Company does not pay any dividends.

(9)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(10)
Mr. Raanes resigned from the Company effective November 16, 2012.

(11)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.

(12)
These award was granted as Performance Stock Units tied to specific milestones, to be awarded in four equal increments upon the achievement of each milestone. The performance period was from July 1, 2012 to June 30, 2014, or 24 months. Each installment award vest 50% upon certification of the milestone and 50% one year after the milestone is certified. Mr. Ragusa achieved the performance milestones and 50% of the PSU vested.

(13)
Dr. Thomson resigned from the Company effective October 11, 2012.

Outstanding Equity Awards at Fiscal 2013 Year-End

        The following table sets forth the exercisable and unexercisable stock options and other stock awards held by our NEOs as of June 30, 2013. Market value for stock awards is determined by multiplying the number of shares by the closing price of our stock on June 28, 2013, the last trading day of the fiscal year.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Joshua Levine	—		200,000	(2)	6.28	11/30/22	200,000	(3)	1,148,000	100,000	(4)	574,000
										200,000	(4)	1,148,000
Derek A. Bertocci(5)	275,000		—		4.67	2/27/19	6,650	(6)	38,171	—		—
	59,583	(7)	5,417	(7)	6.41	8/31/19	9,375	(8)	53,813	—		—
	26,667	(9)	13,333	(9)	6.58	8/31/20	31,600	(10)	181,384	19,700	(4)	113,078
	18,750	(11)	26,250	(11)	4.01	9/30/21
	4,600	(12)	23,000	(12)	6.96	10/31/22
Chris A. Raanes(13)	—		—		—	—	—		—	—		—
Kelly Londy	39,583	(14)	60,417	(14)	4.01	11/30/21	20,625	(15)	$118,388	—		—
	3,400	(12)	17,000	(12)	6.96	10/31/22	23,300	(10)	$133,742	14,600	(4)	83,804
							20,625	(16)	$118,388
							60,000	(17)	$344,400
Darren J. Milliken	9,000		—		1.75	5/18/14	3,000	(6)	$17,220	—		—
	1,275		—		15.22	12/31/17	5,062	(4)	$29,056	—		—
	11,225		—		9.52	1/31/17	22,400	(10)	$128,576	14,000	(4)	80,360
	15,000		—		6.32	10/31/18
	25,000		—		6.16	5/29/19
	20,000		—		6.41	8/31/19
	13,750	(7)	1,250	(7)	6.41	8/31/19
	12,000	(9)	6,000	(9)	6.58	8/31/20
	10,833	(11)	15,167	(11)	4.01	9/30/21
	3,267	(12)	16,333	(12)	6.96	10/31/22
Robert Ragusa(26)	77,083	(18)	22,917	(18)	$6.10	5/31/20	2,812	(8)	$16,141	10,700	(4)	$61,418
	16,146	(19)	8,854	(19)	$5.98	11/30/20	17,100	(10)	$98,154	—		—
	14,063	(20)	10,937	(20)	$9.02	3/31/21	80,000	(21)	$459,200	—		—
	12,500	(22)	12,500	(22)	$8.01	6/30/21				18,000	(23)	$103,320
	10,938	(24)	14,062	(242)	$4.01	9/30/21
	5,833	(11)	8,167	(11)	$4.01	9/30/21
	2,500	(12)	12,500	(12)	$6.96	10/31/22
Euan Thomson, Ph.D.(25)	—		—		—	—	—		—	—		—

(1)
The MSUs reported are based on achieving certain target performance metrics.

(2)
1/4th of the shares subject to the award vest on November 13, 2013. Thereafter, 1/36th of the remaining shares vest monthly until fully vested on November 30, 2016.

(3)
1/4th of the shares subject to the award vest yearly until fully vested on November 30, 2016.

(4)
50% of the performance based award will vest on June 30, 2014 and the remaining half will vest on June 30, 2015, if the performance goals are met and certified.

(5)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(6)
1/4th of the shares subject to the award vest yearly until fully vested on October 1, 2014.

(7)
1/48th of the shares subject to the award vest monthly until fully vested on October 1, 2013.

(8)
1/4th of the shares subject to the award vest yearly until fully vested on October 1, 2015.

(9)
1/48th of the shares subject to the award vest monthly until fully vested on October 1, 2014.

(10)
1/4th of the shares subject to the award vest yearly until fully vested on October 31, 2016.

(11)
1/48th of the shares subject to the award vest monthly until fully vested on October 1, 2015.

(12)
1/48th of the shares subject to the award vest monthly until fully vested on October 31, 2016.

(13)
Mr. Raanes resigned from the Company effective November 16, 2012.

(14)
1/4th of the shares subject to the award vested on November 30, 2012. Thereafter 1/36th of the remaining shares vest monthly until fully vested on November 30, 2015.

(15)
1/4th of the shares subject to the award vest yearly until fully vested on October 30, 2015.

(16)
1/4th of the shares subject to the award vest yearly until fully vested on December 31, 2015.

(17)
1/4th of the shares subject to the award vested on January 1, 2010. Thereafter 1/36th of the remaining shares vest monthly until fully vested on January 1, 2013.

(18)
1/4th of the shares subject to the award vest one year from vest start date, then 1/36th vest monthly until fully vested on May 31, 2014.

(19)
1/4th of the shares subject to the award vest monthly until fully vested on November 30, 2014.

(20)
1/48th of the shares subject to the award vest monthly until fully vested on March 31, 2015.

(21)
1/4th of the shares subject to the award vest yearly until fully vested on April 4, 2017.

(22)
1/48th of the shares subject to the award vest monthly until fully vested on June 30, 2015.

(23)
The PSU award vests in two parts. 1/2 of the shares subject to the award vested upon certification of performance results for fiscal 2013 and the remaining 1/2 of the shares subject to the award will vest in full on March 28, 2014.

(24)
1/48th of the shares subject to the award vest monthly until fully vested on September 30, 2015.

(25)
Dr. Thomson resigned from the Company effective October 11, 2012.

(26)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.

Option Exercises and Stock Vested During Fiscal 2013

        The following table reports stock option exercises and the vesting of RSUs during the fiscal year ended June 30, 2013 and the value realized upon exercise or vesting:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joshua Levine	—	—	—	—
Derek A. Bertocci(3)	—	—	3,325	23,674
			3,125	22,250
Chris A. Raanes(4)	58,000	303,920	3,325	23,674
	4,000	15,120	9,375	66,750
	4,000	15,120
	4,000	15,120
	2,625	9,791
	2,625	9,791
	4,750	10,545
	5,000	10,600
	5,000	10,600
	5,000	11,100
	5,000	11,100
	5,000	12,400
	5,000	12,400
	5,875	14,570
	5,000	11,450
	5,000	11,450
	5,000	11,750
	5,000	11,750
	5,000	11,550
	5,000	11,550
	7,552	16,690
	5,000	11,550
	5,000	11,550
	5,000	12,200
	7,448	18,173

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
	68,750	170,500
Kelly Londy	—	—	6,875	43,175
			6,875	43,381
Darren J. Milliken	—	—	1,500	10,680
			1,688	12,019
			750	5,220
Robert Ragusa(5)	—	—	938	6,679
			4,500	20,880
			4,500	20,880
			4,500	20,880
			4,500	20,880
Euan S. Thomson, Ph.D.(6)	10,000	55,500	9,575	68,174
	1,899	7,216	8,000	56,960
	5,000	27,750	9,575	67,791
	10,000	55,100	8,000	56,640
	10,000	56,000
	10,000	54,200
	10,000	52,600
	10,000	53,900
	10,000	63,200
	10,000	62,700
	35,000	3,150
	35,000	75,950
	21,419	38,340
	35,000	60,200
	35,000	66,850
	10,748	21,608
	24,252	70,098
	21,752	84,833
	13,248	38,419
	35,000	138,950
	40,000	162,400
	40,000	155,600
	40,000	150,400
	31,849	126,759.
	3,151	1,701
	651	1,048
	34,349	11,679
	35,000	54,600
	4,349	6,784
	30,651	68,045
	9,349	20,474
	242,101	1,326,713
	2,500	6,825
	20,833	38,541
	19,167	105,035
	17,500	84,525

(1)
The value realized equals the difference between the option exercise price and the closing price of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the closing price of our common stock on the date of vesting, multiplied by the number of shares vested.

(3)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(4)
Mr. Raanes resigned from the Company effective November 16, 2012.

(5)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.

(6)
Dr. Thomson resigned from the Company effective October 11, 2012.

Potential Payments and Benefits Upon Termination or Change in Control

        We have entered into employment agreements with each of our NEOs, which, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances and in connection with a termination of employment following a change in control of the Company. Except as set forth below, our NEOs will forfeit any unvested stock options, RSUs and performance-based equity awards if their employment with us is terminated.

  Termination by the Company Without Cause or by the Executive for Good Reason

        The NEOs' employment agreements define "Cause" as (i) material breach of the employment agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of the NEO's position, or the failure to follow the reasonable and lawful instructions of the Company; (iii) gross misconduct or dishonesty, self-dealing, fraud or similar conduct that the Company reasonably determines has caused, is causing or reasonably is likely to cause harm to the Company; or (iv) the NEO's conviction of or plea of guilty or nolo contendere to any crime other than a traffic offense that is punishable by a sentence of incarceration, provided that any of the foregoing acts or omissions are not cured to the Company's reasonable satisfaction within 15 business days after written notice is given to the NEO.

        The NEOs' employment letter agreements generally define "Good Reason" as the occurrence of any one or more of the following events, unless the Company fully corrects the circumstances constituting Good Reason within 30 days after notice from the NEO that Good Reason exists: (i) a material reduction in the NEO's base salary and/or a material breach of the NEO's employment agreement resulting from the failure to provide the benefits required in therein; (ii) any action or inaction that constitutes a material breach by the Company of the NEO's employment agreement; (iii) a material diminution in the NEO's authority, duties or responsibilities such that they are materially inconsistent with his/her position in the Company; or (iv) relocation of the Company's headquarters to a location that materially increases the NEO's commute. In order for a resignation with Good Reason to be effective, each NEO must provide written notice of his or her resignation for Good Reason to the Company within 60 days after the date the NEO becomes aware of the initial occurrence of any of the foregoing, and the separation date must occur not later than six months after the NEO becomes aware of the initial occurrence of the event constituting Good Reason.

        In the event of a termination by the Company without Cause or by an executive for Good Reason, the amount of the severance payments and benefits to which each such executive is entitled depends on an executive's position with the Company. For each executive other than Mr. Levine, our Chief Executive Officer, Mr. Raanes, our former Executive Vice President, Chief Operating Officer and Dr. Thomson, our former Chief Executive Officer, the severance payment is equal to the sum of (a) six months of the executive's annual base salary payable in a lump sum within 30 days of the date of termination of employment, (b) a six-month "health benefit equivalent," which is equal to the amount the executive would be required to pay to continue his or her group health coverage for the applicable period following the separation date, payable whether or not the executive elects COBRA and (c) a prorated portion of such executive's target bonus for the fiscal year during which termination occurs payable in a lump sum within 30 days of the date of termination of employment. Under the terms of Mr. Levine's employment agreement, in the event his employment is terminated by the Company without Cause or if he resigns his employment for Good Reason, his severance payment is equal to the sum of (a) 12 months of his annual base salary, (b) a 12-month health benefit equivalent and (c) a prorated bonus for the fiscal year in which the separation occurs based upon the number of months he was employed during the fiscal year. Further, in the event of a change in control of the Company (as such term is defined in the employment agreement) in which the successor company fails to offer Mr. Levine the position of President and Chief Executive Officer or fails to assume the Company's obligation under the employment agreement, Mr. Levine will be entitled to enhanced severance benefits, including two times the severance payment otherwise provided for in the employment agreement, 200% of the target bonus for the fiscal year in which the change in control occurs, and the acceleration of all outstanding unvested stock options, as well as other customary benefits.

        Pursuant to Mr. Raanes' employment letter agreement, upon a termination without Cause or upon his resignation for Good Reason, his severance payment is equal to the sum of (a) eight months of his annual base salary, (b) eight months of his target annual bonus for the fiscal year in which the separation occurs, and (c) an eight-month health benefit equivalent. In connection with this resignation from the Company on November 15, 2012 and in exchange for a general release, we paid Mr. Raanes a total of $475,120 in severance payments.

        Dr. Thomson's employment agreement provided for a severance payment upon a termination without Cause or upon his resignation for Good Reason equal to the sum of (a) 12 months of his annual base salary, (b) 100% of his target annual bonus for the fiscal year in which the separation occurs, and (c) a 12-month health benefit equivalent. In connection with his resignation from the Company effective October 11, 2012 and in exchange for a general release, we paid Dr. Thomson a total of $1,159,666 in severance payments.

  Termination in Connection with a Change in Control of the Company

        Each of our NEOs, severance payments and benefits are generally larger in the event that the termination of employment occurs in connection with a change in control of the Company. Each of the NEOs' employment agreements defines "change in control" to include the following:

  •
  the direct or indirect acquisition of beneficial ownership of more than 50% of the total combined voting power of the Company's securities by a person or group of persons pursuant to a transaction or series of transactions (other than through an offering of the Company's common stock to the general public through a registration statement filed with the SEC);

  •
  during any consecutive two year period, the people who constitute the Board of Directors (together with any new director whose election by the Board or the Company's stockholders was approved by at least two thirds of the directors still in office who were directors at the beginning of the two year period or whose election was previously so approved) cease to constitute a majority of the Board of Directors;

  •
  the consummation by the Company of a merger or consolidation which merger or consolidation results in (a) the holders of voting securities of the Company outstanding immediately before such merger or consolidation failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the then outstanding voting securities of the corporation or entity resulting from or surviving such merger or consolidation or (b) individuals who are directors of the Company just prior to such merger or consolidation not constituting more than 50% of the members of the Board of Directors of the surviving entity or corporation immediately after the consummation of such merger or consolidation; or

  •
  all or substantially all of the assets of the Company and its subsidiaries are, in any transaction or series of transactions, sold or otherwise disposed of (or consummation of any transaction, or series of related transactions, having similar effect), other than to an affiliate.

        For each of our executives, including the NEOs, in the event of a termination of employment within three months before or 12 months following a change in control, the severance payment will include amounts equal to the following:

  •
  24 months of the executive's annual base salary payable in a lump sump within 30 days of the date of termination of employment;

  •
  200% of the executive's target annual bonus for the fiscal year in which the termination occurs payable in a lump sump within 30 days of the date of termination of employment; and

  •
  a 24-month health benefit equivalent.

        In addition, each executive officer will receive full and immediate vesting of all outstanding unvested options and RSUs. The Company will also provide executive officers with outplacement assistance in accordance with the Company's then-current policies and practices with respect to outplacement assistance for other similarly situated executives of the Company.

  Termination as a Result of Death or Disability

        In the event of Mr. Levine's termination of employment because of incapacity or death, his employment agreement provides for the acceleration of vesting for stock options and RSUs previously granted to Mr. Levine that would have vested within 12 months of such termination.

        In the event of termination of employment of any of our NEOs because of incapacity or death, their respective employment agreements provide for the acceleration of vesting for stock options and RSUs previously granted to each such NEO that would have vested within 6 months of such termination.

  Restrictive Covenants and Release of Claims

        In consideration for the potential receipt of payments and benefits upon termination of employment, each of our executives, including the NEOs, is subject to compliance with certain restrictive covenants as set forth in their individual employment agreements. Generally, these covenants prohibit our executives from disclosing our proprietary or confidential information during their employment with the Company and thereafter, soliciting any of our employees to leave employment with the Company or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with the Company and for one year thereafter, and from competing with the Company for the duration of their employment. Severance benefits may cease in the event of violation of these covenants. In addition, severance payments and benefits are conditioned upon an executive entering into a full release of claims in favor of the Company.

  Section 4999 of the Code

        If, in connection with a change in control of the Company, any payments or benefits payable to our NEOs would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the NEO will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our executives and mitigates any potential personal bias against a potential corporate transaction.

  Other Information

        The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our executives, including the NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our NEOs compensation for a specific year.

  Potential Payments to our NEOs on Termination of Employment

        The tables below quantify potential payments to our NEOs who were employed by us at the end of fiscal year 2013 in the event of a termination of employment or a change in control of our Company, based on the terms of employment agreements in effect as of June 28, 2013. The amounts shown assume that the termination and change in control, as applicable, occurred on June 28, 2013, the last business day of fiscal year 2013. The amounts set forth in the tables below represent what we believe are reasonable estimates of the amounts that would be paid to the NEOs upon their termination of employment, including any termination in connection with a change in control, but exclude (a) any accrued amounts payable to them through the date of separation (including any earned but unpaid bonus) and (b) the value of any stock awards or option awards that vested on or before June 28, 2013. The actual amounts to be paid can only be determined at the time of the NEOs' separation from our Company or upon the occurrence of a change in control.

        The value of the stock option and RSU vesting acceleration was calculated based on the assumption that the change in control and the executive's employment termination occurred on June 28, 2013. The closing price of our stock on the NASDAQ Global Select Market as of June 28, 2013 was $5.74 per share, which was used as the value of our stock for purpose of these calculations. The value of the vesting acceleration for stock options was calculated by multiplying the number of accelerated option shares as of June 28, 2013 by the spread between the closing price of our stock as of June 28, 2013 and the exercise price for such unvested option shares. The value of vesting acceleration for RSUs was calculated by multiplying the number of accelerated RSUs by the closing price of our stock as of June 28, 2013. The values reflected also assume that the payments and benefits to the NEOs are not reduced by virtue of the provisions in the employment letter agreements relating to Section 4999 of the Code.

Joshua Levine

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Following a Change in Control or Termination by NEO for any Reason within 30 days of Change in Control ($)
Base Salary Severance	625,000	1,250,000
Target Bonus	750,000	1,500,000
Health Benefit Equivalent	27,923	55,846
Options Acceleration	—	—
RSU Acceleration	—	1,148,000
Accrued Vacation(1)	34,435	34,435

Total	$1,437,358	$3,988,281

(1)
Assumes that Mr. Levine had 115 hours of accrued but unused PTO (which is the number of hours of accrued but unused PTO that Mr. Levine actually had as of June 28, 2013), which was paid based on his annual base salary for fiscal year 2013.

 Derek A. Bertocci(1)

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Following a Change in Control ($)
Base Salary Severance	166,300	665,200
Target Bonus	216,190	432,380
Health Benefit Equivalent	9,270	37,082
Options Acceleration	—	45,413
RSU Acceleration	—	273,368
Accrued Vacation(2)	47,971	47,971

Total	$439,732	$1,501,414

(1)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(2)
Assumes that Mr. Bertocci had 300 hours of accrued but unused PTO (which is the number of hours of accrued but unused PTO that Mr. Bertocci actually had as of June 28, 2013), which was paid based on his annual base salary for the last fiscal year.

Kelly Londy

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Following a Change in Control ($)
Base Salary Severance	175,000	700,000
Target Bonus	227,500	455,000
Health Benefit Equivalent	13,961	55,846
Options Acceleration	—	104,521
RSU Acceleration	—	714,917
Accrued Vacation(1)	28,293	28,293

Total	$444,754	$2,058,577

(1)
Assumes that Ms. Londy had 168 hours of accrued but unused PTO (which is the number of hours of accrued but unused PTO that Ms. Londy actually had as of June 28, 2013), which was paid based on her annual base salary for the last fiscal year.

 Darren J. Milliken

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Following a Change in Control ($)
Base Salary Severance	142,450	569,800
Target Bonus	142,450	284,900
Health Benefit Equivalent	4,966	19,862
Options Acceleration	—	26,239
RSU Acceleration	—	174,852
Accrued Vacation(1)	39,313	39,313

Total	$329,179	$1,114,966

(1)
Assumes that Mr. Milliken had 287 hours of accrued but unused PTO (which is the number of hours of accrued but unused PTO that Mr. Milliken actually had as of June 28, 2013), which was paid based on his annual base salary for the last fiscal year.

Robert Ragusa(1)

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Following a Change in Control ($)
Base Salary Severance	175,000	700,000
Target Bonus	227,500	455,000
Health Benefit Equivalent	13,962	55,846
Options Acceleration	—	38,456
RSU Acceleration	—	676,815
Accrued Vacation(2)	33,512	33,512

Total	$449,974	$1,959,629

(1)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.

(2)
Assumes that Mr. Ragusa had 199 hours of accrued but unused PTO (which is the number of hours of accrued but unused PTO that Mr. Ragusa actually had as of June 28,2013), which was paid based on his annual base salary for the last fiscal year.

 Euan S. Thomson, Ph.D.

        Dr. Thomson resigned from his positions with the Company effective as of October 11, 2012.

        The table below sets forth the actual value of the payments and benefits paid to him in connection with his resignation from the Company.

Benefits	($)
Base Salary Severance	530,500
Target Bonus	530,500
Health Benefit Equivalent	98,666
Options Acceleration	124,431	(1)
RSU Acceleration	640,575	(2)

Total	$1,924,672

(1)
Value of the accelerated options based on the difference between the option exercise price per share and the closing price of our common stock on October 11, 2012, the date of Dr. Thomson's resignation.

(2)
Value of the accelerated RSUs based on the closing price of our common stock determined on November 5, 2012, the date Dr. Thomson signed his separation agreement.

  Chris Raanes

        Mr. Raanes resigned from his employment with the Company effective as of November 16, 2012. The table below sets forth the actual value of the payments and benefits paid to him in connection with his resignation from the Company.

Benefits	($)
Base Salary Severance	265,667
Target Bonus	172,683
COBRA Benefits Coverage Continuation	36,770

Total	$475,120

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Summary Compensation Table for Fiscal 2013

        The following table sets forth summary information concerning the compensation earned by our non-employee directors for their service during fiscal 2013.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Elizabeth Dávila	73,000		119,999	—	—	192,999
Jack Goldstein, Ph.D.	56,500		119,999	—	—	176,499
Louis J. Lavigne, Jr.	104,500		119,999	—	—	224,499
Richard Pettingill	48,000		119,999	—	—	167,999
Emad Rizk, M.D.	18,750	(2)	79,999	—	—	98,749
Robert S. Weiss	62,500		119,999	—	—	182,499
Dennis Winger	53,000		119,999	—	—	172,999
Wayne Wu	20,000	(3)	—	—	—	20,000

(1)
The amounts reflected in this column represent the grant date fair value for financial statement purposes for the fiscal year ended June 30, 2013 associated with the award of RSUs granted in fiscal 2013, measured in accordance with FASB ASC Topic 718. See Note 2 and Note 10 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for a discussion of how all assumptions made by us are derived in determining the FASB ASC Topic 718 fair values of our equity awards. The following table provides additional information regarding each RSU grant made to the individuals who served as non-employee directors of the Company in fiscal 2013, as well as options and RSUs held by them at the end of fiscal 2013.

(2)
This amount represents fees paid to Dr. Rizk for service as a member of the Board of Directors beginning in March 2013.

(3)
Reflects payments made until November 30, 2012 when Mr. Wu's term as a member of the Board of Directors expired.

Name	Grant Date	Outstanding Option Awards at June 30, 2013	RSU Awards Granted during fiscal 2013	Outstanding RSU Awards at June 30, 2013
Elizabeth Dávila	—	90,424
	11/30/12	—	19,108	19,108
Jack Goldstein, Ph.D.	—	19,000
	11/30/12	—	19,108	19,108
Louis J. Lavigne, Jr.	—	36,896
	11/30/12	—	19,108	19,108
Richard Pettingill	—	11,164
	11/30/12	—	19,108	19,108
Emad Rizk, M.D.	—	—
	3/28/13	—	17,241	17,241
Robert S. Weiss	—	178,424
	11/30/12	—	19,108	19,108
Dennis Winger	—	56,795
	11/30/12	—	19,108	19,108
Wayne Wu(1)	—	—	—	—

(1)
Mr. Wu's term as a member of the Board of Directors expired on November 30, 2012.

Director Cash Compensation

        Effective November 2012, each non-employee director received an annual cash retainer of $35,000 per year, paid quarterly. In addition, Mr. Lavigne, received an annual cash retainer of $45,000, paid quarterly for serving as Chairperson of our Board of Directors, and Ms. Dávila received an annual cash retainer of $10,000, paid quarterly, for serving as the Vice Chairperson of our Board of Directors. Directors who served on the standing committees of our Board of Directors and the chairperson of each such committee received an additional annual cash retainer as follows:

Committee	Chairperson retainer ($)	Member retainer ($)	Number of meetings covered
Audit Committee	$20,000	$10,000	8
Compensation Committee	10,000	5,000	6
Nominating and Corporate Governance Committee	5,000	3,000	4

        For meetings of standing committees in excess of the number set forth above, and for each Board meeting in excess of four, each director, including the chairperson, received $1,000 per meeting attended in-person and $500 per meeting attended telephonically.

        In addition to the foregoing, all of our directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board of Directors and committees of our Board of Directors. Employee directors are not compensated for board services in addition to their regular employee compensation.

Non-Employee Director Equity Compensation

        Pursuant to guidelines for annual equity awards adopted by our Board of Directors in November 2010 and affirmed in November 2012, each of our non-employee directors receives an annual RSU grant equal to the number of shares of our common stock obtained by dividing $120,000 by the fair market value (as of the date of grant) of one share of our common stock, such RSUs to be granted on the last day of the month in which our annual meeting of stockholders occurs, with a vesting commencement date of the date of the annual meeting. On November 30, 2012, each then-current director was granted an RSU grant covering 19,108 shares of the Company's common stock under the 2007 Incentive Award Plan, with a vesting commencement date of November 30, 2012. The annual RSU grants vest in full on the first anniversary of the vesting commencement date and are subject to 100% acceleration of vesting in the event of a change of control of the Company. We expect to make an annual RSU grant to each of our continuing directors in accordance with these guidelines on approximately November 30, 2013. In November 2012, the Board of Directors revised the equity compensation for newly elected non-employee directors such that upon initial appointment to our Board of Directors, a non-employee director will receive an RSU grant equal to the number of shares of our common stock obtained by dividing $120,000 by the fair market value (as of the date of grant) of one share of our common stock. The RSU grant will be prorated for the number of months the newly elected non-employee director will serve on the Board of Directors prior to the next annual meeting of stockholders. The vesting commencement date for the initial RSU grant is the date of hire for the new director, with full vesting on the next annual meeting of stockholders. Vesting of the initial RSU grant would be accelerated in full in the event of a change in control of our Company. On March 28, 2013 Dr. Emad Rizk was granted 17,241 RSUs under the 2007 Incentive Award Plan with a grant date fair value of $4.64 per RSU and a vesting commencement date of March 15, 2013, which was Dr. Rizk's first day as a director.

        No additional option or RSU grants are provided for committee membership or for serving as the chairperson of a committee.

        The Amended and Restated Corporate Governance Guidelines adopted by our Board of Directors in March 2012 require non-employee directors of the Company to own the number of shares having a value equal to at least three times the non-employee director's regular annual cash board retainer.

        Non-employee directors have five years from the later of July 1, 2010 and the date of election or appointment to attain the foregoing ownership levels. The Company expects each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any Company options and/or (ii) taxes), until the foregoing ownership levels are achieved. All of the non-employee directors who have served in that capacity for at least one year are in compliance with the ownership levels provided in the Amended and Restated Corporate Governance Guidelines or are on track to be in compliance within the time period provided by the guidelines.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth as of June 30, 2013 certain information regarding our equity compensation plans. All of our equity compensation plans have been approved by our security holders.

	A		B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and Rights(1)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	8,076,924	(2)(3)	$7.01	3,752,555	(4)
Equity compensation plans not approved by security holders	—		—	—

Total	8,076,924	(2)(3)	$7.01	3,752,555	(4)

(1)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.

(2)
Includes 4,106,139 shares subject to outstanding stock options, 2,423,347 shares subject to outstanding RSU grants, 407,000 shares subject to the 2013 MSU Program, and 556,167 shares subject to outstanding performance stock units all under our 2007 Incentive Award Plan and 584,271 shares subject to outstanding stock options under the our 1998 Stock Option Plan.

(3)
This table does not include equity awards that have been assumed by the Company in connection with the acquisition of TomoTherapy Incorporated. As of June 30, 2013, an additional 153,926 shares of the Company's common stock were subject to outstanding stock options under TomoTherapy's 2002 Stock Option Plan and 2007 Equity Incentive Plan (with a weighted average exercise price of $11.35 per share). Shares issued in respect of these assumed awards do not count against the share limits of the 2007 Incentive Award Plan. The Company does not grant additional awards under such plans.

(4)
Includes 2,584,510 shares available for future issuance under the 2007 Incentive Award Plan and 1,204,045 shares reserved for issuance under the Company's 2007 Employee Stock Purchase Plan.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table presents information as to the beneficial ownership of our common stock as of September 30, 2013 by:

  •
  Each of our NEOs;

  •
  Each of our current directors;

  •
  All of our current directors and executive officers as a group; and

  •
  Each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable, or exercisable within 60 days of September 30, 2013, are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale California 94089.

        This table lists applicable percentage ownership based on 74,802,164 shares of common stock outstanding as of September 30, 2013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
FMR, LLC(1)	11,117,368	14.9%
245 Summer Street
Boston, MA 02210
Primecap Management Company(2)	7,595,000	10.2%
225 South Lake Ave., #400
Pasadena, CA 91101
Heartland Advisors, Inc.(3)	6,044,106	8.1%
789 North Water Street
Milwaukee, WI 53202
Citadel Advisors, LLC.(4)	4,062,688	5.4%
c/o Citadel LLC
131 S. Dearborn St., 32 Floor
Chicago, IL 60603
Passport Special Opportunities Master Fund, LP(5)	4,000,000	5.3%
c/o Passport Capital
30 Hotaling Place, Suite 300
San Francisco, CA 94111
Stelliam Investment Management, LP(6)	3,932,562	5.3%
12 East 49th Street, 22nd Floor,
New York, NY 10017

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Blackrock, Inc.(7)	3,914,455	5.2%
40 East 52nd Street
New York, NY 10022
Deerfield Management, L.P.(8)	3,896,200	5.2%
780 Third Avenue, 37th Floor,
New York, NY 10017
Lapides Asset Management, LLC(9)	3,828,600	5.1%
500 W. Putnam Av., 4th Floor,
Greenwich, CT 06830
The Vanguard Group(10)	3,771,741	5.0%
100 Vanguard Blvd.,
Malvern, PA 19355
Adage Capital Partners, L.P.(11)	3,750,000	5.0%
200 Clarendon Street, 52nd Floor
Boston, MA 02116
Executive Officers and Directors
Joshua H. Levine(12)	100,000	*
Gregory Lichtwardt(13)	0	*
Darren J. Milliken(14)	120,414	*
Robert Ragusa(15)	204,526	*
Kelly Londy(16)	61,720	*
Theresa Dadone(17)	214,862	*
Elizabeth Dávila(18)	141,416	*
Robert S. Weiss(19)	328,416	*
Dennis Winger(20)	126,787	*
Louis J. Lavigne, Jr.(21)	106,787	*
Jack Goldstein, Ph.D.(22)	58,092	*
Richard R. Pettingill(23)	11,164	*
Emad Rizk(24)	0	*
All current executive officers and directors as a group (13 persons)	1,474,181	1.9%
Former Executive Officers and Directors
Derek A. Bertocci(25)	440,574	*
Chris Raanes	231,212	*
Euan S. Thomson, Ph.D.	282,719	*

*
Less than 1%.

(1)
Based upon a Schedule 13G filed with the SEC on September 10, 2013. Fidelity Management & Research Company ("Fidelity") may be deemed the beneficial owner of 8,240,300 shares. Edward C. Johnson 3d and FMR LLC each has sole power to dispose of the 8,240,300 shares. Fidelity SelectCo. LLC may be deemed the beneficial owner of 2,673,000 shares. Edward C. Johnson 3d and FMR LLC each has sole power to dispose of the 2,763,000 shares. Strategic Advisers, Inc. may be deemed the beneficiary owner of 128 shares. Pyramis Global Advisors Trust Company may be deemed the beneficial owner of 113,940 shares. Edward C. Johnson 3d and FMR LLC each has sole dispositive power over 113,940 shares and sole power to vote or to direct the voting of 113,940 shares.

(2)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2013 reporting beneficial ownership as of December 31, 2012. Primecap Management Company has sole power to vote 6,132,600 of these shares and sole power to dispose of all of these shares.

(3)
Based upon a Schedule 13G/A filed with the SEC on February 7, 2013 reporting beneficial ownership as of December 31, 2012. Heartland Advisors, Inc., or Heartland, an investment adviser registered with the SEC, and William J. Nasgovitz, President and control person of Heartland, share voting power as to 5,916,523 shares and dispositive power as to all of these shares. All of these shares may be deemed beneficially owned by both Heartland and Mr. Nasgovitz, by virtue of his control of Heartland. Mr. Nasgovitz disclaims beneficial ownership with respect to all of the shares over which they share voting and dispositive power.

(4)
Based upon a Schedule 13G filed with the SEC on August 27, 2013. Citadel Advisors LLC and Citadel Advisors Holdings LP may be deemed to be the beneficial owner of 4,062,688 shares and have shared power to vote and to dispose of the shares. Citadel GP LLC, and Mr. Kenneth Griffin may be deemed to be the beneficial owner of 4,080,888 shares and have shared power to vote and to dispose of the shares.

(5)
Based upon a Schedule 13G/A filed with the SEC on February 15, 2013 reporting beneficial ownership as of December 31, 2012. Passport Special Opportunities Master Fund, LP, and Passport Holdings, LLC, Passport Capital, LLC (together, the "Passport Entities") and John Burbank, III, the sole managing member of Passport Capital which serves as investment manager to the Passport Entities, share voting power and dispositive power as to all of these shares. All of these shares may be deemed beneficially owned by both the Passport Entities and Mr. Burbank.

(6)
Based upon a Schedule 13G filed with the SEC on May 6, 2013 reporting beneficial ownership as of May 1, 2013, Stelliam Investment Management, LP, and Ross Margolis claim sole voting power and shared dispositive power as to all of these shares. All of these shares may be deemed beneficially owned by both Stelliam Investment Management, LP and Ross Margolis.

(7)
Based upon a Schedule 13G filed with the SEC on February 8, 2013 reporting beneficial ownership as of December 31, 2012. Blackrock, Inc., a parent holding company, has sole power to vote and dispose of all of these shares.

(8)
Based upon a Schedule 13G filed with the SEC on February 22, 2013 reporting beneficial ownership as of February 8, 2013. According to the Schedule 13G, Deerfield Mgmt L.P., Deerfield Mgmt Company L.P. and James Flynn, have shared voting and dispositive power over 3,896,200 shares; Deerfield Special Situations Fund, L.P. has shared voting and dispositive power over 1,766,103 shares; and Deerfield Special Situations International Master Fund, L.P. has shared voting and dispositive power over 2,130,097 shares. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and James Flynn may be deemed to beneficially own 3,896,200 shares; Deerfield Special Situations Fund L.P. may be deemed to beneficially own 1,766,103 shares, and Deerfield Special Situations International Master Fund L.P. 2,130,097 shares.

(9)
Based upon a Schedule 13G filed with the SEC on March 5, 2013 reporting beneficial ownership as of February 25, 2013. Lapides Asset Management, LLC has sole power to vote 3,249,900 shares and sole power to dispose of 3,826,600 shares. All shares may be deemed beneficially owned by Lapides Asset Management, LLC.

(10)
Based upon a Schedule 13G filed with the SEC on February 13, 2013 reporting beneficial ownership as of December 31, 2012. The Vanguard Group has sole power to vote 89,597 shares and sole power to dispose 3,683,544 shares, and shared power to dispose 3,683,544 shares. Vanguard Fiduciary Trust Company is the beneficial owner of 88,197 shares and Vanguard Investments Australia, Ltd. is the beneficial owner of 1,400 shares. All of remaining shares may be deemed beneficially owned by The Vanguard Group.

(11)
Based upon a Schedule 13G filed with the SEC on March 1, 2013 reporting beneficial ownership as of February 22, 2013. Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors L.L.C., Robert Atchinson, and Phillip Gross have shared power to vote and dispose of 3,750,000 shares. All shares may be deemed beneficially owned by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors L.L.C., Robert Atchinson, and Phillip Gross.

(12)
Mr. Levine did not have any shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(13)
Mr. Lichtwardt joined the Company on September 3, 2013 and he did not have any shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(14)
Amount shown includes 119,817 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(15)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013. Amount shown includes 158,438 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(16)
Amount shown includes 53,017 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(17)
Amount shown includes 188,904 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013. Includes 1,100 shares held by the Carlsted Family Trust.

(18)
Amount shown includes 90,424 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013. Includes 50,992 shares held by The Dávila Family Trust, with respect to which Ms. Dávila has shared voting rights with her spouse.

(19)
Amount shown includes 178,424 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(20)
Amount shown includes 56,795 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(21)
Amount shown includes 36,896 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(22)
Amount shown includes 19,000 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(223)
Amount shown includes 11,164 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

(24)
Mr. Rizk did not have any options exercisable within 60 days of September 30, 2013.

(25)
Amount shown includes 401,171 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.

        Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2013, all Section 16(a) reports were timely filed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

        Our Board of Directors consists of eight directors. Other than Joshua H. Levine, our President and Chief Executive Officer, and Euan S. Thomson, Ph.D., our former President and Chief Executive Officer, our Board of Directors has determined that each of our current directors and Mr. Wayne Wu, our former director whose term expired on November 30, 2012, are independent under the director independence standards of the NASDAQ Stock Market.

Board Leadership Structure

        Our Board of Directors has a general policy that the positions of Chairperson of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board of Directors' oversight of management and to allow our Chief Executive Officer to focus on managing his day-to-day responsibilities to our Company. This policy is reflected in the Corporate Governance Guidelines amended and restated by our Board of Directors in July 2013. The Board of Directors believes that there may be advantages to having an independent chairperson for matters such as communications and relations between the Board of Directors, the CEO, and other senior management; in assisting the Board of Directors in reaching consensus on particular strategies and policies; and in facilitating robust director, Board and CEO evaluation processes. Our Chief Executive Officer serves as a member of the Board of Directors, and the remaining board members, including Louis J. Lavigne, Jr., our current Chairperson of the Board, and Elizabeth Dávila, our Vice Chairperson of the Board, are independent.

        The Corporate Governance Guidelines provide that the Board of Directors may consider having one person fill both the roles of Chief Executive Officer and Chairperson of the Board. In making such a determination, the Board of Directors should consider factors that include, but are not limited to, the size of the Company's business, the composition of the Board, of Directors candidates for Board of Directors seats, applicable regulations and the Company's succession planning goals. In the event the Board of Directors determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of the Board is otherwise not independent, then the Corporate Governance Guidelines provide that the Board of Directors shall appoint a Lead Independent Director who shall lead executive sessions.

Majority Voting

        Effective August 23, 2011, we amended our Bylaws to provide for a majority voting standard in the election of directors in uncontested elections and our Corporate Governance Guidelines to require all director nominees to submit their resignations to the Board of Directors, which resignations are contingent upon (1) their not receiving a majority of votes cast in uncontested elections and (2) the Board of Directors accepting the resignation.

Board Oversight of Risk

        The Board of Directors, as a whole and through the various committees of the Board of Directors, oversees the Company's risk management process, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board of Directors' approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

        Board of Directors committees consider risks within their respective areas of oversight responsibility and the respective committee chairs advise the Board of Directors of any significant risks and management's response via periodic committee reports to the full Board of Directors. In particular, the Audit Committee focuses on financial and accounting risk, including internal controls. The Compensation Committee considers risks relating to the Company's compensation programs and policies. The Nominating and Corporate Governance considers risks relating to the Company's corporate governance.

        While the Board of Directors oversees risk management, the Company's management is charged with managing risk on a day-to-day basis. The Company has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with the Board of Directors. These processes include an enterprise risk management program, a management risk committee chaired by our General Counsel, quarterly management disclosure committee meetings, Codes of Conduct and Ethics, and a strong compliance program.

        The results of the compensation risk assessment described below under "Compensation Risk Consideration" will be reported back to the management risk committee for ongoing monitoring. The management risk committee will report developments with respect to compensation and other risks to the full Board of Directors, in accordance with the Company's enterprise risk management program.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board of Directors may also create various ad hoc committees for special purposes. A copy of the charter for each such standing committee can be found on our website, www.accuray.com, under the section titled "Investors" and under the subsection "Corporate Governance."

        The current membership of each of the three standing committees of our Board of Directors, as well as the number of meetings and actions by written consent of each such committee during the fiscal year ended June 30, 2013, is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Louis J. Lavigne, Jr.		Chairperson
Elizabeth Dávila	Member	Member
Jack Goldstein, Ph.D.		Member	Chairperson
Robert S. Weiss	Member		Member
Dennis L. Winger	Chairperson
Richard R. Pettingill			Member
Emad Rizk, M.D.		Member
Number of meetings	7	10	6
Number of actions by written consent	1	5	1

        Mr. Levine is not a member of any committee of our Board of Directors.

Audit Committee

        The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors' qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements;

approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the Audit Committee charter and the committee's performance.

        The members of the Audit Committee during fiscal 2013 were Mr. Winger, the chairperson of the committee, Ms. Dávila, and Mr. Weiss. All members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Messrs. Weiss and Winger are audit committee financial experts as defined under the applicable rules of the SEC and each has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of the Audit Committee is independent as defined under the applicable rules and regulations of the SEC and NASDAQ.

Compensation Committee

        The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans (other than awards granted to non-employee members of our Board of Directors). The 2007 Equity Incentive Plan permits delegation by the Committee to a committee of one or more members of the Board of Directors or one or more officers of the Company the authority to grant or amend awards to participants under the plan other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees under Section 162(m) of the Code, or (c) officers of the Company (or members of the Board of Directors) to whom authority to grant or amend Awards has been delegated thereunder. The Committee may at any time rescind the authority so delegated or appoint a new delegate. Effective as of July 1, 2010, the Compensation Committee delegated the authority to grant routine stock options and other awards under our stock plans (other than awards granted to employees who report directly to the Chief Executive Officer) to our Chief Executive Officer and Chief Financial Officer, collectively, within guidelines determined by the Compensation Committee, to newly hired employees of the Company, and effective March 25, 2011, the Compensation Committee delegated the authority to grant routine stock options and other awards made to employees of the Company (other than awards granted to employees above the director level) under our stock plans to our Chief Executive Officer and Chief Financial Officer, collectively, within guidelines determined by the compensation committee, for the purpose of promotion or special recognition. The Compensation Committee also reviews and recommends policies relating to the compensation of non-employee directors. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.

        The members of the Compensation Committee during fiscal 2013 were Mr. Lavigne, the chairperson of the Committee, Ms. Dávila, Dr. Goldstein and Dr. Rizk. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service.

Compensation Risk Consideration

        During fiscal 2013, at the direction of our Compensation Committee, Compensia, with the assistance of our management, conducted a review of the Company's compensation policies and practices and their respective risk profiles. Compensia presented the findings to the Compensation

Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

        In making this determination, the Compensation Committee considered our pay mix, our base salaries, and the attributes of our variable compensation programs including our annual bonus plan, our equity programs, and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our bonus plan, a sales compensation committee, a recoupment policy and other internal business and operational approval processes.

        The Compensation Committee believes that the design of our compensation programs as outlined in the "Compensation Discussion and Analysis" section above places emphasis on long-term incentives and competitive base salaries, while a portion of the total annual compensation is tied to short-term performance in the form of an annual bonus. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executives' motivations for the Company's long-term success, including stock price performance.

        As described above under "Board Oversight of Risk," the Company has implemented an enterprise risk management program and a management risk committee chaired by our General Counsel. The results of the foregoing compensation risk assessment will be reported back to the management risk committee for ongoing monitoring. The management risk committee will report developments with respect to compensation and other risks to the full Board of Directors, in accordance with the Company's enterprise risk management program.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our board. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our board concerning governance matters and for overseeing the performance evaluations of the members of our Board of Directors.

        The members of the Nominating and Corporate Governance Committee during fiscal 2013 were Dr. Goldstein, the chairperson, Mr. Pettingill and Mr. Weiss. Each of the foregoing members of the Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ.

Meetings Attended by Directors

        Our Board of Directors held a total of 13 meetings and acted by unanimous written consent four times during our fiscal year ended June 30, 2013. During fiscal 2013, all of our directors attended at least 75% of the total number of meetings held by our Board of Directors and each of the committee(s) of our Board of Directors on which he or she served during the period for which he or she was a director. The Chairperson of our Board, who is independent, chaired each Board of Directors meeting.

        The independent directors hold meetings on a periodic basis. During our fiscal year ended June 30, 2013, the independent directors held 10 such meetings. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board of Directors. The independent directors may also meet at such other times as they deem necessary or appropriate.

        Pursuant to our Amended and Restated Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. All then-current directors attended our 2012 annual meeting of stockholders.

Consideration of Director Nominees

        Stockholder Nominations and Recommendations.    The policy of the Nominating and Corporate Governance Committee is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board of Directors. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the "Nomination of Director Candidates" section of this Proxy Statement.

        Director Qualifications.    The Nominating and Corporate Governance Committee believes that the members of our Board of Directors should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Committee may consider the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of market, finance and other elements relevant to the success of a publicly traded company; (iii) experience in our industry and with relevant social policy concerns; (iv) prior experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

        Identifying and Evaluating Director Nominees.    Candidates for nomination to our Board of Directors typically come to the attention of our Board of Directors through professional search firms, although they may also be suggested by existing directors or executive officers, stockholders or other persons. Since we became a public company, we have engaged Spencer Stuart and Russell Reynolds, each a professional search firm, to help us identify suitable Board of Directors nominees. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee's attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the qualifications of the candidates, the Committee considers many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and the Board should see that the Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare, and age diversity. The Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board's annual self-assessment process. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.

Code of Conduct and Ethics

        We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled "Investors" and under the subsection "Corporate Governance."

 Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee during fiscal 2013 has at any time been one of our executive officers or employees. None of our current executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Stockholder Communications

        We have established a process by which stockholders may send communications to our Board of Directors, any committee of our Board of Directors or any individual director, including non-employee directors. Stockholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089. The Secretary will forward correspondence to our Board of Directors, one of the committees of our Board of Directors or an individual director, as the case may be, or, if the Secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

EXECUTIVE OFFICERS

        Set forth below is certain information regarding each of our executive officers as of September 30, 2013 who are currently with the Company:

Name	Age	Position(s)
Joshua H. Levine	55	President, Chief Executive Officer and Director
Gregory Lichtwardt	59	Executive Vice President, Chief Financial Officer
Kelly Londy	46	Executive Vice President, Chief Commercial Officer
Robert Ragusa(1)	54	Executive Vice President, Engineering and Global Operations
Darren J. Milliken	43	Senior Vice President, General Counsel and Corporate Secretary

(1)
On September 30, 2013, Mr. Ragusa provided us with notice of his intent to resign from the Company and that his last day of employment will be on December 2, 2013.

        Further information with respect to Mr. Levine, our current President and Chief Executive Officer, is provided above under "Proposal One—Election of Directors."

        Gregory Lichtwardt has served as our Executive Vice President, Chief Financial Officer since September 2013. From November 2003 to the time he joined the Company in September 2013, Mr. Lichtwardt served as Executive Vice President, Chief Financial Officer of Conceptus Inc., a global leader in the development and commercialization of innovative device-based solutions in permanent birth control. Prior to joining Conceptus Inc., from August 2000 until September 2002, he served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Innoventry, Inc., a financial services company. He was previously with Ocular Sciences, Inc. a world-wide developer and marketer of soft contact lenses, as Vice President, Finance and Chief Financial Officer, a company which he took public. Prior to his employment with Ocular Sciences, Mr. Lichtwardt held senior management positions in various divisions of Allergan Inc. In addition to these positions, Mr. Lichtwardt has held various financial positions at AST Research, Inc. and at divisions of American Hospital Supply Corporation. Mr. Lichtwardt also serves on the board of directors of Biolase, Inc., where he is the chair of the audit committee and is a member of the compensation committee. Mr. Lichtwardt holds a B.B.A. in Business Administration from the University of Michigan and an M.B.A. from Michigan State University.

        Kelly Londy has served as our Executive Vice President, Chief Commercial Officer since April 2013 and previously served as our Senior Vice President, Chief Commercial Officer from October 2011 to April 2013. From August 2009 to September 2011 Ms. Londy served as Vice President and General Manager of Molecular Imaging, at GE Healthcare North America, where she optimized multi-business strategy with a focus on value proposition for improved cost, quality and access to new technologies. From July 2002 to August 2009, Ms. Londy served as Vice President and General Manager at Philips Healthcare North America, where she held multiple leadership roles. Prior to that, from March 1996 to July 2002, she held roles in Marketing, Executive Account Management and as a product specialist in the Magnetic Resonance and Women's Health businesses at GE Medical Systems. Ms. Londy began her career as a radiographer and manager at the University of Michigan. Ms. Londy holds a degree in Radiologic Technology from Washtenaw College in Ypsilanti, Michigan and a B.B.A. from Cleary University in Ypsilanti, Michigan where she graduated Suma Cum Laude.

        Robert Ragusa has served as our Executive Vice President of Engineering and Global Operations since April 2013. Prior to that, Mr. Ragusa served as our Senior Vice President Global Operations from March 2010 until his promotion to Executive Vice President of Engineering and Global Operations in April 2013. From February 2007 until March 2010, Mr. Ragusa served as Senior Vice President, Worldwide Operations at Bloom Energy, a privately held fuel cell maker company. Prior to that, Mr. Ragusa as Senior Vice President, Worldwide Operations at Affymetrix, a publicly traded manufacturer of DNA microarrays, from June 2005 to February 2007. Mr. Ragusa holds a B.S. in Electrical Engineering from the University of Connecticut, M.S. in Biomedical Engineering and Electrical Engineering from Carnegie-Mellon University, and an M.B.A. in Finance and Marketing from the University of Connecticut.

        Darren J. Milliken has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2009. Mr. Milliken first joined us as Assistant General Counsel in April 2004, and served as our Interim General Counsel from September 2008 until May 2009. From September 2003 to April 2004, Mr. Milliken served as Senior Corporate & Intellectual Property Counsel at Sanmina-SCI Corporation, a publicly held global electronics manufacturing services company that serves original equipment manufacturers in technology-related industries such as medical devices, communications and computer hardware. From May 2000 to June 2003, Mr. Milliken served in multiple positions at Voyan Technology, a privately-held company that delivers signal processing and equipment control solutions, including Senior Intellectual Property Counsel, Associate/General Counsel and Director of Human Resources. From September 1995 to May 2000, Mr. Milliken was an associate at the law firm of Blakely Sokoloff Taylor & Zafman LLP. Mr. Milliken holds a B.A. in Physics from Washington & Jefferson College in Washington, Pennsylvania and a J.D. from Santa Clara University in Santa Clara, California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

        During fiscal 2013, we believe that there has not been any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person's immediate family, had or will have a direct or indirect material interest. Any such transactions are required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee or another independent body of the Board of Directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public at the SEC's website at www.sec.gov and through our website at www.accuray.com.

        We will deliver promptly, without charge, upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write or call our Corporate Secretary at Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, Attention: Darren J. Milliken, Senior Vice President, General Counsel and Corporate Secretary, telephone: 408-716-4648.

 Stockholders Sharing the Same Address

        We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.

        We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write or call our Investor Relations Department at the contact information set forth above under "Where You Can Find Additional Information." You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled "Investors" and under the subsection "SEC Filings."

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare Shareowner Services, 480 Washington Boulevard, Jersey City NJ 07310, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future, please contact our Investor Relations Department at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Stockholder Proposals

        For a stockholder proposal to be considered for possible inclusion in our proxy statement for the annual meeting to be held in 2014, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than June 13, 2014. If, however, the date of next year's annual meeting is more than 30 days before or 30 days after the anniversary date of this year's annual meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable rules established by the SEC.

        For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year's annual meeting, but that the stockholder desires to raise from the floor at the annual meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days before the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. Therefore, to be presented at our 2014 annual meeting of stockholders, such a proposal must be received by us on or after June 13, 2014 but no later than July 13, 2014. If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, the Corporate Secretary must receive the notice not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the annual meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder's notice. All stockholder proposals should be addressed to:

Corporate Secretary
Accuray Incorporated
1310 Chesapeake Terrace
Sunnyvale, California 94089

Nomination of Director Candidates

        If a stockholder or stockholder group wishes to submit a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2014 annual meeting, the stockholder(s) should submit such proposal in writing, including the nominee's name and qualifications for board membership, to our Corporate Secretary at our principal executive offices. Our Bylaws require that any proposal for nomination of directors include the written consent of each nominee to serve as a member of our Board of Directors, if so elected, as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee's failure to receive the requisite number of votes and the acceptance by the Board of such resignation.

        If a stockholder desires to nominate a candidate for director from the floor at the annual meeting, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than June 13, 2014 (120 days prior to the anniversary of the mailing date of this year's proxy materials) and no later than July 13, 2014 (90 days prior to the anniversary of the mailing date of this year's proxy materials). If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than the anniversary date of the prior annual meeting, notice must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the annual meeting is first made. The notice must be in writing and must include the nominee's name and qualifications for service on the board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board of Directors, if so elected as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee's failure to receive the requisite number of votes and the acceptance by the Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders.

OTHER MATTERS

        As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the annual meeting. Accordingly, the only items of business that our Board of Directors intends to present at the annual meeting are set forth in this Proxy Statement.

        If any other matter or matters are properly brought before the annual meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the Board of Directors,

/s/ DARREN J. MILLIKEN Darren J. Milliken Senior Vice President, General Counsel and Corporate Secretary

Sunnyvale, California
October 11, 2013

PROXY FOR 2013 ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 21, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 11, 2013, and hereby appoints Joshua H. Levine, and Darren J. Milliken, and each of them, jointly and severally, as proxies and attorneys in fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of Accuray Incorporated to be held on Thursday, November 21, 2013, at 9:00 a.m. (PST), at the Country Inn & Suites By Carlson, 1300 Chesapeake Terrace, Sunnyvale, CA 94089 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all directors in Proposal One, and FOR the approval of Proposals Two and Three, and as said proxies deem advisable on such other matters as may properly come before the meeting. (Continued and to be marked, dated and signed, on the other side) . Proxy — ACCURAY INCORPORATED Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report to Stockholders are available at: https://materials.proxyvote.com/004397 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X ACCURAY INCORPORATED 01PGNB 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL ONE AND FOR APPROVAL OF PROPOSALS TWO AND THREE. 01 - Robert S. Weiss 02 - Richard Pettingill 1. ELECTION OF DIRECTORS Nominees: Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. Advisory vote on the compensation of our named executive officers (say-on-pay vote). For Against Abstain 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014. 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 1 7 0 7 3 7 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, The Day Prior of the Stockholder Meeting Date. Vote by Internet • Go to www.investorvote.com/ARAY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PROXY FOR 2013 ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 21, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 11, 2013, and hereby appoints Joshua H. Levine, and Darren J. Milliken, and each of them, jointly and severally, as proxies and attorneys in fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of Accuray Incorporated to be held on Thursday, November 21, 2013, at 9:00 a.m. (PST), at the Country Inn & Suites By Carlson, 1300 Chesapeake Terrace, Sunnyvale, CA 94089 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all directors in Proposal One, and FOR the approval of Proposals Two and Three, and as said proxies deem advisable on such other matters as may properly come before the meeting. (Continued and to be marked, dated and signed, on the other side) . Proxy — ACCURAY INCORPORATED Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report to Stockholders are available at: https://materials.proxyvote.com/004397

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X ACCURAY INCORPORATED 01PGOB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL ONE AND FOR APPROVAL OF PROPOSALS TWO AND THREE. 01 - Robert S. Weiss 1. ELECTION OF DIRECTORS Nominees: For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION 02 - Richard Pettingill For Against Abstain For Against Abstain 2. Advisory vote on the compensation of our named executive officers (say-on-pay vote). For Against Abstain 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014. MMMMMMMMMMMM MMMMMMMMM 1 7 0 7 3 7 2